As filed with the Securities and Exchange Commission
                                on April 27, 1999

                                                      Registration No. 333-22809

                     =======================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIAA REAL ESTATE ACCOUNT
                            ------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                (Not applicable)
                                ----------------
            (Primary Standard Industrial Classification Code Number)

                                (Not applicable)
                                ----------------
                      (I.R.S. Employer Identification No.)

            c/o Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
                     ---------------------------------------
                   (Address including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                            Peter C. Clapman, Esquire
              Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
                     ---------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Steven B. Boehm, Esquire
                         Sutherland Asbill & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2415

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990 and 333-13477.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

[cover]

May 1, 1999







TIAA Real Estate Account


Prospectus

          A Variable Annuity Offered Through
          Individual, Group and Tax-Deferred
          Annuity Contracts


                                   [TIAA
                                   LOGO]

About the Real Estate Account and TIAA


The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (TIAA). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, NY 10017-3206 and its telephone number is (212) 490-9000. In addition to issuing variable annuities, whose returns depend upon the performance of certain specified investments, TIAA also offers traditional fixed annuities.



With its 50 years in the real estate business and interests in properties located across the U.S., TIAA is one of the nation's largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 1998, TIAA's general account had a mortgage portfolio of $20.3 billion and a real property portfolio of $6.1 billion.



TIAA is the companion organization of the College Retirement Equities Fund
(CREF), the first company in the United States to issue a variable annuity. Together, TIAA and CREF form the principal retirement system for the nation's education and research communities and the largest retirement system in the U.S., based on assets under management. TIAA-CREF serves approximately 2.1 million people at over 8,800 institutions. As of December 31, 1998, TIAA's assets were approximately $102 billion; the combined assets for TIAA and CREF totalled approximately $248 billion.














The Real Estate Account offered by this prospectus is only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you shouldn't rely on it.

TIAA Real Estate Account

A Tax-Deferred Variable Annuity Option

Offered By

Teachers Insurance and Annuity
Association of America (TIAA)

May 1, 1999

This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference.

The Real Estate Account invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account's assets.

The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account's performance depends mainly on the value of the Account's real estate and other real estate-related investments, and the income generated by those investments. The Account's returns could go down if, for example, real estate values or rental and occupancy rates decrease due to general economic conditions or a weak market for real estate generally. Property operating costs and government regulations, such as zoning or environmental laws, could also affect a property's profitability. TIAA does not guarantee the investment performance of the Account, and you bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see "Risks," page 8.

We take deductions daily from the Account's net assets for the Account's operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current annual expense deductions from Account's net assets total 0.625%.

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of colleges, universities, and other educational and research institutions. TIAA offers the Real Estate Account under the following annuity contracts:


          o    RA and GRAs (Retirement and Group Retirement
               Annuities)

          o    SRAs (Supplemental Retirement Annuities) and
               GSRAs (Group Supplemental Retirement
               Annuities)

          o    Classic and Roth IRAs (Individual Retirement
               Annuities)

          o    GAs (Group Annuities)

          o    Keoghs (available pending regulatory
               approval)



The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.


An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


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

Table of Contents



3    The Account's Investment Objective and Strategy

4    About the Account's Investments--In General

6    General Investment and Operating Policies

8    Risks

12   Establishing and Managing the Account--
     the Role of TIAA

16   Description of Properties

23   Selected Financial Data

24   Management's Discussion and Analysis
     of Account's Financial Condition and
     Operating Results

28   Valuing the Account's Assets

31   Expense Deductions

33   The Contracts

36   How to Transfer and Withdraw Your Money

39   Receiving Annuity Income

44   Death Benefits

45   Taxes

47   General Matters

49   Distributor

49   State Regulation

49   Legal Matters

50   Experts

50   Additional Information

51   Financial Statements

F-1  Index to Financial Statements

A-1  Appendix A--Management of TIAA

B-1  Appendix B--Glossary

The Account's Investment Objective and Strategy


Investment Objective: The Real Estate Account seeks favorable long term returns primarily through rental income and appreciation of real estate investments owned by the Account. The Account also will invest in publicly-traded securities and other investments that are easily converted to cash to make redemptions, purchase or improve properties or cover other expenses.

Investment Strategy: The Account seeks to invest between 70 percent to 95 percent of its assets directly in real estate or real estate-related investments. The Account's principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest in other real estate or real estate-related investments, through joint ventures, real estate partnerships or real estate investment trusts (REITs). To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and collateralized mortgage obligations (CMOs).

The Account will invest the remaining portion of its assets in government and corporate debt securities, money market instruments and other cash equivalents, and, at times, stock of companies that don't primarily own or manage real estate. In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments. This could happen if the Account receives a large inflow of money in a short period of time, there is a lack of attractive real estate investments available on the market, or the Account anticipates a need to have more cash available.


The amount the Account invests in real estate and real estate-related investments at a given time will vary depending on market conditions and real estate prospects, among other factors. On December 31, 1998, the Account had
76.7 percent of its assets invested in real estate and real estate-related investments (including REITs).



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

About the Account's Investments--In General


Direct Investments in Real Estate

Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly-constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion the Account might invest in real estate development projects.


Purchase-Leaseback Transactions: The Account can enter into purchase-leaseback transactions (leasebacks) in which it typically will buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.


In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account will often seek to share (or "participate") in any increase in property value from building improvements or in the lessee's revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest will be subject to greater risks.

Investments in Mortgages


General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have "participating" features (as described below). Normally the Account's mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won't be the borrower's personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized, or may provide for interest-only payments, with a balloon payment at maturity.


Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a "participation") in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the revenues the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

Managing Mortgage Loan Investments: TIAA can manage the Account's mortgage loans in a variety of ways, including:

o     renegotiating and restructuring the terms of a mortgage loan

o     extending the maturity of any mortgage loan made by the Account

o     consenting to a sale of the property subject to a mortgage loan

o financing the purchase of a property by making a new mortgage loan in connection with the sale

o     selling them, or portions of them, before maturity

Other Real Estate-Related Investments

Real Estate Investment Trusts: The Account may invest in real estate investment trusts (REITs), publicly-owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs seek to optimize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute 95% of their net earnings to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as its need for cash flow, the skill of its management team, and defaults by its lessees or borrowers.

Stock of Companies Involved in Real Estate Activities: The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

Collateralized Mortgage Obligations: The Account can invest in collateralized mortgage obligations (CMOs) that are fully collateralized by a portfolio of mortgages or mortgage-related securities. CMO issuers distribute principal and interest payments on the mortgages to CMO holders according to the distribution schedules of each CMO. CMO interest rates can be fixed or variable. Some classes of CMOs may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular CMO may be different than for other mortgage-related securities. CMOs may also be harder to sell than other securities.

Non-Real Estate-Related Investments

The Account can also invest in:

o     U.S. government or government agency securities

o Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securi-ties of foreign governments or multinational organizations, but only if they're investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality)

o Money market instruments and other cash equivalents. These will usually be high-quality short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers' acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities.

o Common or preferred stock of U.S. or foreign companies that aren't involved in real estate, to a limited extent

Foreign Real Estate and Other Foreign Investments

The Account may invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. While the percentage will vary, we expect that foreign investments will be no more than 25 percent of the Account's portfolio. Depending on investment opportunities, the Account's foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won't invest unless our standards are met.
--------------------------------------------------------------------------------


General Investment and Operating Policies

Standards for Real Estate Investments

General Criteria for Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

o     the location, condition, and use of the underlying property

o     its operating history, its future income-producing capacity

o     the quality, operating experience, and creditworthiness of the borrower.

TIAA will analyze the fair market value of the underlying real estate, taking into account the property's operating cash flow (based on the historical and projected levels of rental and occupancy rates, and expenses), as well as the general economic conditions in the area where the property is located.


Diversification: We haven't placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon whether suitable investments are available and how much the Account has available to invest.

Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

Selling Real Estate Investments: The Account doesn't intend to buy and sell its real estate investments simply to make short-term profits. But the Account may sell investments if market conditions are favorable or to raise cash. The Account will reinvest any sale proceeds that it doesn't need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

Other Real Estate-Related Policies

Appraisals: The Account will rely on TIAA's own analysis to appraise a property when it first buys it. After that, normally the Account's properties and participating mortgage loans will be appraised or valued once a year by an independent state-certified appraiser who is a member of a professional appraisal organization. While the Account usually won't receive an independent appraisal before it buys real estate, it will get an independent appraisal when it makes mortgage loans.


Borrowing: Usually, the Account won't borrow money to purchase real estate. However, to meet short-term cash needs, the Account may obtain a line of credit whose terms require that the Account secure a loan with one or more of its properties. On a limited basis, the Account may place a mortgage on an Account property held by one of its subsidiaries for tax planning or other purposes.


Joint Investments: The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account will not hold real property jointly with TIAA or its affiliates.

Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it's in the Account's best interests.

Property Management and Leasing Services: The Account usually will hire a local management company to perform the day-to-day management services for the Account's properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Account may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce the Account's cash flow from a property.

Insurance: We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account's real property and properties securing mortgage loans or subject to purchase-leaseback transactions.

Other Policies

Liquid Assets: At times, a significant percentage of the Account may be invested in liquid assets (which may or may not be real estate-related) while we look for suitable real property investments. The Account can temporarily increase the percentage of its liquid assets under some circumstances, including the rapid inflow of participants' funds, lack of suitable real estate investments, or a need for greater liquidity.

Investment Company Act of 1940: We intend to operate the Account so that it will not have to register as an "investment company" under the Investment Company Act of 1940 (the 1940 Act). This will require monitoring the Account's portfolio so that it won't have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments.


Changing Operating Policies or Winding Down: TIAA can decide to change the operating policies of the Account or wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA's traditional annuity or any CREF account available under your employer's plan. If you don't tell us where to transfer your accumulations or annuity income, we'll automatically transfer them to the CREF Money Market Account. You will be notified in advance if we decide to change a significant policy or wind down the Account.

--------------------------------------------------------------------------------


Risks

The value of your investment in the Account will go up and down based on the value of the Account's assets and the income the assets generate. The Account's assets and income (particularly its real estate assets and rental income) can be affected by many factors, and you should consider the specific risks presented below before investing in the Account.

Risks of Real Estate Investing

General Risks of Owning Real Property: The Account will be subject to the risks inherent in owning real property, including:

o The Account's property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, changing supply and demand for certain types of properties, and natural disasters or man-made events.

o A property may be unable to attract and retain tenants, which means that rental income would decline.

o The Account could lose revenue if tenants don't pay rent, or if the Account is forced to terminate a lease for nonpayment. Any disputes with tenants could also involve costly litigation.


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


o A property's profitability could go down if operating costs, such as property taxes, utilities, maintenance and insurance costs, go up in relation to gross rental income, or the property needs unanticipated repairs and renovations.

General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

o The sale price of an Account property might differ from its estimated or appraised value, leading to losses or reduced profits to the Account.

o Because of the nature of real estate, the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses.

o     The Account may need to provide financing if no cash buyers are available.

Regulatory Risks: Government regulation, including zoning laws, property taxes, fiscal, environmental or other government policies, could operate or change in a way that hurts the Account and its properties. For example, regulations could raise the cost of owning and maintaining properties or make it harder to sell, rent, finance, or refinance properties due to the increased costs associated with regulatory compliance.

Environmental Risks: The Account may be liable for damage to the environment caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning-up hazardous substances found on a property, even if it didn't know of and wasn't responsible for the hazardous substances. If any hazardous substances are present or the Account doesn't properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. The cost of any required clean-up and the Account's potential liability for environmental damage to a single real estate investment could exceed the value of the Account's investment in a property, the property's value, or in an extreme case, a significant portion of the Account's assets.

Casualty Losses: Certain catastrophic losses (e.g., from earthquakes, wars, nuclear accidents, floods, or environmental or industrial hazards or accidents) are uninsurable or so expensive to insure against that it doesn't make sense to buy insurance for them. If a disaster that we haven't insured against occurs, the Account could lose both its original investment and any future profits from the property affected. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant's space is vacant.


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

Risks of Developing Real Estate or Buying Recently-Constructed Properties: If the Account chooses to develop a property or buys a recently-constructed property, it may face the following risks:

o If developing real estate, there may be delays or unexpected increases in the cost of property development and construction due to strikes, bad weather, material shortages, increases in material and labor costs, or other events.

o Because external factors may have changed from when the project was originally conceived (e.g., slower growth in local economy, higher interest rates, or overbuilding in the area), the property, if purchased when unleased, may not operate at the income and expense levels first projected or may not be developed in the way originally planned.

o The seller or other party may not be able to carry out any agreement to provide certain minimum levels of income, or that agreement could expire, which could reduce operating income and lower returns.

Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks.

o The co-venturer may have interests or goals inconsistent with those of the Account.

o If a co-venturer doesn't follow the Account's instructions or adhere to the Account's policies, the jointly-owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

o A co-venturer can make it harder for the Account to transfer its property interest, particularly if the co-venturer has the right to decide whether and when to sell the property.

o     The co-venturer may become insolvent or bankrupt.

Risks with Purchase-Leaseback Transactions: The major risk of purchase-leaseback transactions is that the third party lessee will not be able to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

Appraisal Risks

Real estate appraisals are only estimates of property values based on a professional's opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. If an appraisal is too high, the Account's value could go down upon reappraisal or if the property is sold for a lower price than the appraisal. If appraisals are too low, those who redeem prior to an adjustment to the valuation or a property sale will have received less than the true value of the Account's assets.


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


Risks of Mortgage Loan Investments

General Risks of Mortgage Loans: The Account will be subject to the risks inherent in making mortgage loans, including:

o The borrower may default, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. The larger the mortgage loan compared to the value of the property securing it, the greater the loan's risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic's or tax liens, may have priority over the Account's security interest.

o The borrower may not be able to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

o If interest rates are volatile during the loan period, the Account's variable-rate mortgage loans could have lower yields.

Prepayment Risks: The Account's mortgage loan investments will usually be subject to the risk that the borrower repays the loan early. Prepayments can change the Account's return because we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

Interest Limitations: The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may not be able to enforce payment of the loan.

Risks of Participations: Participating mortgages are subject to the following additional risks:

o The participation element might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

o In very limited circumstances, a court could possibly characterize the Account's participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest, or be liable for the borrower's debts.

Risks of REIT Investments

REITs are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk--price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates.


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


Risks of Liquid Investments

The Account's investments in securities and other liquid investments may be subject to:

o financial risk--for debt securities, the possibility that the issuer won't be able to pay principal and interest when due, and for common or preferred stock, the possibility that the issuer's current earnings will fall or that its overall financial soundness will decline, reducing the security's value.

o market risk--price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

o interest rate volatility, which may affect current income from an investment.

Risks of Foreign Investments

Foreign investments present the following special risks:

o Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

o The value of foreign investments or rental income can go up or down from changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations.

o The Account may (but is not required to) seek to hedge its exposure to changes in currency rates, which could involve extra costs. Hedging might not be successful.

o It may be more difficult to obtain and collect a judgment on foreign investments than on domestic ones.

Risk of Unspecified Investments

You won't have the opportunity to evaluate the economic merit of a property purchase before the Account completes the purchase, so you will need to rely solely on TIAA's judgment and ability to select investments consistent with the Account's investment objective and policies.
--------------------------------------------------------------------------------


Establishing and Managing the Account--the Role of TIAA

Establishing and Seeding the Account

TIAA's Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the State of New York Insurance Department (NYID) and the insurance departments of some other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account's obligations are obligations of TIAA, the Account's income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA's other income, gains, or losses. Under New York insurance law, we can't charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.


In July 1995, TIAA made a $100 million seed money investment in the Account to enable the Account to purchase a diverse portfolio of properties without having to wait to receive premiums. TIAA had been redeeming this investment since 1996 according to a repayment schedule approved by the New York Insurance Department. TIAA's investment was redeemed in full by the end of 1998.


Managing the Account


TIAA employees, under the direction and control of TIAA's Board of Trustees and its Investment Committee, manage the investment of the Account's assets, following investment management procedures TIAA adopted for the Account. TIAA's investment management responsibilities include:

o identifying, recommending and purchasing appropriate real estate-related and other investments

o providing all portfolio accounting, custodial, and related services for the Account

o arranging for others to provide certain advisory or other management services to the Account's joint ventures or other investments

TIAA provides all services to the Account at cost. For more about the charge for investment management services, see "Expense Deductions" page 31.

You don't have the right to vote for TIAA Trustees directly. See "Voting Rights" page 47. For information about the Trustees and principal executive officers of TIAA, see Appendix A to this prospectus.

TIAA's ERISA Fiduciary Status: To the extent that assets of a plan subject to ERISA are allocated to the Account, TIAA will be acting as an "investment manager" and a fiduciary under ERISA with respect to those assets.

Liquidity Guarantee

TIAA provides the Account with a liquidity guarantee--TIAA ensures that the Account has funds available to meet participant transfer or cash withdrawal requests. If the Account can't fund participant requests from the Account, TIAA's general account will fund them by purchasing Account accumulation units (liquidity units). TIAA guarantees that you can redeem your accumulation units at their then current daily net asset value. Of course, you can make a cash withdrawal only if allowed by the terms of your plan. The Account pays TIAA for the liquidity guarantee through a daily deduction from net assets. See "Expense Deductions," page 31.

An independent fiduciary (described below) monitors the Account to ensure that TIAA does not own too much of the Account and may require TIAA to redeem some of its liquidity units, particularly when the Account has uninvested cash or liquid investments available. The independent fiduciary may also propose properties for the Account to sell so that TIAA can redeem liquidity units.

Conflicts of Interest

TIAA does not accept acquisition or placement fees for the services it provides to the Account. However, TIAA employees who manage the Account's investments may also manage TIAA's general account investments. It may therefore at times face various conflicts of interest.

For example, TIAA's general account may sometimes compete with the Real Estate Account in the purchase or sale of investments. We will seek to resolve any conflict by determining which account has cash available to make the purchase, the effect the purchase or sale will have on the diversification of each account's portfolio, the estimated future cash flow of the portfolios with regard to both purchases or sales, and other relevant legal or investment policy factors. If this analysis does not clearly determine which account should participate in a transaction, a rotation system will be used.

Conflicts could also arise because some properties in TIAA's general account may compete for tenants with the Account's properties. We will seek to resolve this conflict by determining the tenant's preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing.

Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA's management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to both the general account and the Real Estate Account and to avoid conflicts of interest.

Indemnification

The Account has agreed to indemnify TIAA and its affiliates, including its officers and directors, against certain liabilities, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

Role of the Independent Fiduciary

Because TIAA's purchase and sale of liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76). In connection with the exemption, TIAA has appointed an "independent fiduciary" for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are fair and in the Account's best interest.

Institutional Property Consultants, Inc., a registered investment adviser in business since 1983, serves as the Account's independent fiduciary.

The independent fiduciary's responsibilities include:

o reviewing and approving the Account's investment guidelines and monitoring whether the Account's investments comply with those guidelines

o     reviewing and approving valuation procedures

o approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal

o     reviewing and approving how we value accumulation and annuity units

o     approving the appointment of all independent appraisers

o reviewing the purchase and sale of units by TIAA to ensure that we use the correct unit values

o requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to assure the Account has correctly valued a property

The independent fiduciary also must monitor TIAA's ownership in the Account and supervise any winding down of the Account's operations. Its responsibilities include:

o calculating the percentage of total accumulation units that TIAA's ownership shouldn't exceed (the trigger point) and creating a method for changing the trigger point

o approving any adjustment of TIAA's interest in the Account and requiring an adjustment if TIAA's investment reaches the trigger point

o participating in any program to reduce TIAA's ownership in the Account or to facilitate winding down the Account, including selecting properties for sale, providing sales guidelines, and approving those sales that, in the independent fiduciary's opinion, are desirable


TIAA appointed the independent fiduciary in 1995 for a five-year term, and has established a special subcommittee of the Investment Committee of its Board of Trustees that may renew the appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of a majority of subcommittee members or it can resign after at least 180 days' written notice. The independent fiduciary will not be reappointed unless more than 60 percent of the subcommittee members approve.


TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA's costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5 percent of its annual income (including payment for its services to the Account) from TIAA.


When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure including the disclosure in this prospectus, you are also acknowledging that you approve and accept Institutional Property Consultants, Inc. or any successor to serve as the Account's independent fiduciary.

Description of Properties


The Properties--In General

As of December 31, 1998, the Account had 46 properties in its real estate portfolio. The following charts break down the Account's real estate assets by region and property type.


[typeset representation of 2 pie charts]

West--32.2%              Residential--33.2%
Midwest--25.0%           Office--32.7%
East--24.5%              Industrial--28.2%
South--18.3%             Retail--5.9%

[end of pie chart information]

The percentages shown above exclude the interests owned by the Account's joint venture partners in the portfolio properties.

In the table below you will find general information about each of the Account's portfolio properties as of December 31, 1998.

                                                                                                 Annual Avg.
                                                                            Rentable              Base Rent
                                                      Year        Year        Area     Percent   per Leased      Market
Property                         Location             Built   Purchased    (sq. ft.)    Leased   Sq. Ft.(1)     Value(2)
-------------------------------- -------------------- ------- ----------- ----------- --------- ------------ --------------
OFFICE PROPERTIES
Parkview Plaza(3)                Oakbrook, IL         1990       1997       263,912      100%     $18.82    $ 52,106,591
Columbia Centre III              Rosemont, IL         1989       1997       238,941       99%     $19.30    $ 41,000,000
Metro Center Office Park(3)(4)   Sacramento, CA       1986       1997       257,989       96%     $16.24    $ 30,056,741
Fairgate at Ballston(3)          Arlington, VA        1988       1997       143,564      100%     $19.55    $ 28,725,524
Longview Executive Park(3)       Hunt Valley, MD      1988       1997       257,944       98%     $10.79    $ 27,400,000
Two Newton Place(3)              Newton, MA           1987       1997       108,819      100%     $18.35    $ 19,600,000
Five Centerpointe(3)             Lake Oswego, OR      1988       1997       113,910       98%     $19.19    $ 18,703,502
371 Hoes Lane                    Piscataway, NJ       1986       1997       136,088      100%     $15.70    $ 15,614,856
Corporate Center at Sawgrass     Sunrise, FL          1997       1997        91,113      100%     $16.26    $ 14,000,000
Southbank Building               Phoenix, AZ          1995       1996       122,535      100%     $ 9.36    $ 13,000,000
Northmark Business Center(3)     Blue Ash, OH         1985       1997       106,552      100%     $12.17    $ 12,632,603
USF&G Building(3)                Salt Lake City, UT   1988       1997        66,526       87%     $19.26    $  8,800,224
                                                                          ---------                         ------------
Subtotal--Office Properties                                               1,907,893                         $281,640,041
------------------------------------------------------------------------------------------------------------------------




                                                                                                         Annual Avg.
                                                                               Rentable                   Base Rent
                                                       Year        Year          Area        Percent     per Leased      Market
Property                         Location              Built     Purchased    (sq. ft.)      Leased      Sq. Ft.(1)     Value(2)
-------------------------------- --------------------- --------- ----------- ----------- -------------- ------------ -------------
INDUSTRIAL PROPERTIES
IDI California Portfolio                                                                                             $ 35,668,791
 Timberland Building             Ontario, CA           1998         1998       414,435         100%       $  3.52              --
 Park Mira Loma West             Mira Loma, CA         1998         1998       557,500         100%(5)    $  3.18              --
Saks Distribution Facility       Aberdeen, MD          1997         1997       470,707         100%(5)    $  5.61    $ 29,900,000
Park West Int'l Industrial Pk                                                                                        $ 24,651,154
 Building C                      Hebron, KY            1998         1998       520,000         100%       $  2.90              --
 Building D                      Hebron, KY            1998         1998       184,800         100%       $  2.99              --
Ontario Portfolio                                                                                                    $ 24,433,584
 5200 Airport Drive              Ontario, CA           1997         1998       404,500         100%       $  3.48              --
 1200 S. Etiwanda Ave.           Ontario, CA           1998         1998       223,170         100%       $  3.36              --
Glen Pointe Business Park                                                                                            $ 15,400,000
 Building V                      Chicago, IL           1997         1998       117,600         100%       $  5.89              --
 Building VII                    Chicago, IL           1997         1998        92,543         100%       $  7.23              --
Interstate Acres                 Urbandale, IA         1981-88      1997       440,000          97%       $  3.18    $ 14,369,742
Eastgate Distribution Center     San Diego, CA         1996         1997       200,000         100%       $  5.43    $ 12,700,000
Arapahoe Park E.                 Boulder, CO           1979-82      1996       129,425         100%       $  9.13    $ 11,500,000
UPS Distribution Facility        Fernley, NV           1998         1998       256,000         100%       $  3.17    $ 10,989,393
Woodcreek Business Park          Chicago, IL           1995         1998       149,907         100%(5)    $  4.32    $  6,800,000
Rockrun Business Park            Chicago, IL           1998         1998       258,000         100%       $  2.89    $  9,325,000
FedEx Distribution Facility      Crofton, MD           1998         1998       111,193         100%       $  5.64    $  7,828,025
Westinghouse                     Coral Springs, FL     1997         1997        75,630         100%       $  7.29    $  6,200,000
Interstate Crossing              Eagan, MN             1995         1996       131,380         100%       $  4.90    $  6,361,020
Butterfield Industrial Park      El Paso, TX           1980-81      1995       183,510         100%       $  3.62    $  4,850,000
River Road Distribution Center   Fridley, MN           1995         1995       100,584         100%       $  5.97    $  4,200,000
                                                                             ---------                               ------------
Subtotal--Industrial Properties                                              5,020,884                               $225,176,709

RETAIL PROPERTIES
Rolling Meadows                  Rolling Meadows, IL    1957(6)     1997       131,070          92%       $ 10.09    $ 12,650,000
River Oaks                       Woodbridge, VA        1995         1996        90,885          92%       $ 14.37    $ 12,600,000
Lynnwood Collection              Raleigh, NC           1988         1996        86,362         100%       $  9.11    $  7,500,000
Millbrook Collection             Raleigh, NC           1988         1996       102,221          95%       $  7.88    $  7,300,000
Plantation Grove                 Ocoee, FL             1995         1995        73,655          96%       $  9.73    $  7,200,000
                                                                             ---------                               ------------
Subtotal--Retail Properties                                                    484,193                               $ 47,250,000
                                                                             ---------                               ------------
Subtotal--Commercial Properties                                              7,412,970                               $554,066,750
----------------------------------------------------------------------------------------------------------------------------------


                                                                                                Annual Avg.
                                                                           Rentable              Base Rent
                                                     Year      Year          Area     Percent   per Leased      Market
Property                      Location               Built   Purchased    (sq. ft.)    Leased   Sq. Ft.(1)     Value(2)
----------------------------- ---------------------- ------- ----------- ----------- --------- ------------ --------------
RESIDENTIAL PROPERTIES(7)
Bay Court at Harbour Pointe   Mulkiteo, WA           1991       1998         NA        91%          NA      $ 35,164,373
The Legends at Chase Oaks     Plano, TX              1997       1998         NA        90%          NA      $ 29,200,000
Lodge at Willow Creek         Douglas County, CO     1997       1997         NA        96%          NA      $ 28,500,000
Golfview Apartments           Lake Mary, FL          1998       1998         NA        89%          NA      $ 28,010,000
Lincoln Woods                 Lafayette Hill, PA     1991       1997         NA        95%          NA      $ 22,700,000
Monte Vista                   Littleton, CO          1995       1996         NA        90%          NA      $ 19,500,000
Indian Creek Apartments       Farmington Hills, MI   1988       1998         NA        88%          NA      $ 17,003,388
Brixworth                     Atlanta, GA            1989       1995         NA        98%          NA      $ 16,800,000
Royal St. George              W. Palm Beach, FL      1995       1996         NA        98%          NA      $ 16,500,000
Westcreek                     Westlake Village, CA   1988       1997         NA        99%          NA      $ 14,554,494
Bent Tree Apartments          Columbus, OH           1987       1998         NA        85%          NA      $ 14,412,235
The Greens at Metrowest       Orlando, FL            1990       1995         NA        93%          NA      $ 14,300,000
The Crest at Shadow Mt.       El Paso, TX            1992       1997         NA        94%          NA      $  9,500,000
                                                                         ---------                          ------------
Subtotal--Residential Properties                                             NA                             $266,144,490
                                                                         ---------                          ------------
TOTAL--ALL PROPERTIES                                                    7,412,970                          $820,211,240
------------------------------------------------------------------------------------------------------------------------

(1) Based on total rent (excluding tenant payments for real estate taxes and operating expenses) on leases existing at December 31, 1998.

(2) Market value reflects the value determined in accordance with the procedures described under "Valuation of Assets" in this prospectus. The values shown here assume the Account owns 100% of the properties, including those held jointly.

(3) Purchased through Light Street Partners, L.P., a partnership with Pegasus Partners, Inc., a subsidiary of USF&G Corporation.

(4) Light Street Partners, L.P. sold the Metro Center on January 29, 1999 for a purchase price of $31,750,000.

(5) A portion of the property is under master lease.

(6) Renovated in 1991 and 1995.

(7) For the average unit size and annual average rent per unit for each residential property, see "Residential Properties" below.

Commercial (Non-Residential) Properties

In General: At the end of 1998, the Account held 33 commercial
(non-residential) properties in its portfolio. None of these properties is subject to a mortgage, and although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed by the tenants.

At the end of 1998, the Account's office property portfolio consisted of 12 suburban office properties located in metropolitan areas throughout the United States. The office properties together are approximately 98 percent leased to 168 tenants. At December 31, 1998, the Account had a 90 percent interest in eight of the office properties, which were held in a partnership with Pegasus Partners, Inc., a wholly-owned subsidiary of USF&G Corporation. (One of these office properties was sold in 1999.) USF&G Realty Advisors, Inc. provided real estate advisory services to the partnership and assisted in the overall management of those properties. As of April 30, 1999, the Account, through a wholly-owned subsidiary, purchased the partnership interest of Pegasus Partners, and the partnership exercised its right to terminate without cause its advisory arrangement with USF&G.

At the end of 1998, the Account's industrial property portfolio consisted of 16 properties used primarily for warehousing, distribution, or light manufacturing activities. The Account's industrial properties together are 100 percent leased to 66 tenants.

At the end of 1998, the Account's retail property portfolio consisted of five neighborhood shopping centers, each of which is anchored by a supermarket tenant. These retail properties together are approximately 95 percent leased to 76 tenants.

Major Tenants: The following table lists the Account's major commercial tenants based on the total space they occupy in the Account's properties.

                                                     Percentage of Total Rentable
                                       Occupied            Area of Account's
             Major Tenant            Square Feet      Non-Residential Properties        Property Type
------------------------------------------------------------------------------------------------------
 The GAP                               520,000                  7.0%                      Industrial
 Saks & Company                        470,707                  6.3%                      Industrial
 Meiko-America                         463,235                  6.2%                      Industrial
 Timberland                            414,435                  5.6%                      Industrial
 New Breed Transfer Company            404,500                  5.5%                      Industrial
 Petco                                 258,000                  3.5%                      Industrial
 UPS                                   256,000                  3.5%                      Industrial
 Louisville Bedding Company            223,170                  3.0%                      Industrial
 VanKampen American Capital            208,821                  2.8%                        Office
 PHH Vehicle Management Services       199,563                  2.7%                        Office
------------------------------------------------------------------------------------------------------

Lease Expirations: The following charts provide lease expiration information for the Account's commercial properties, categorized by property type. While many of the leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options.

Office Properties

                                             Rentable Area
                              Number of        Subject to         Percent of Total Rentable Area of
                                Leases      Expiring Leases     Account's Non-Residential Properties
 Year of Lease Expiration      Expiring       (sq. ft.)            Represented by Expiring Leases
--------------------------------------------------------------------------------------------------------
 1999                          20               102,711                         5.5%
 2000                          26               165,451                         8.9%
 2001                          29               243,661                        13.0%
 2002                          36               342,766                        18.4%
 2003                          28               501,865                        26.9%
 2004 and thereafter           29               510,281                        27.3%
--------------------------------------------------------------------------------------------------------
 Total                        168             1,866,735                       100.0%
--------------------------------------------------------------------------------------------------------

Industrial Properties

                                             Rentable Area
                              Number of        Subject to         Percent of Total Rentable Area of
                                Leases      Expiring Leases     Account's Non-Residential Properties
 Year of Lease Expiration      Expiring       (sq. ft.)            Represented by Expiring Leases
--------------------------------------------------------------------------------------------------------
 1999                           5                 147,748                      3.0%
 2000                          11                 232,016                      4.6%
 2001                           7                 198,319                      4.0%
 2002                           6                 151,014                      3.0%
 2003                          17               1,302,834                     26.0%
 2004 and thereafter           20               2,978,004                     59.4%
--------------------------------------------------------------------------------------------------------
 Total                         66               5,009,935                    100.0%
--------------------------------------------------------------------------------------------------------

Retail Properties

                                             Rentable Area
                              Number of        Subject to         Percent of Total Rentable Area of
                                Leases      Expiring Leases     Account's Non-Residential Properties
 Year of Lease Expiration      Expiring       (sq. ft.)            Represented by Expiring Leases
--------------------------------------------------------------------------------------------------------
 1999                          10              24,337                          5.3%
 2000                          18              34,794                          7.6%
 2001                          23              55,188                         12.0%
 2002                           4              18,801                          4.1%
 2003                          12              15,947                          3.5%
 2004 and thereafter            9             309,644                         67.5%
--------------------------------------------------------------------------------------------------------
 Total                         76             458,711                        100.0%
--------------------------------------------------------------------------------------------------------

Residential Properties

At December 31, 1998, the Account's residential property portfolio consisted of 13 first class or luxury multi-family garden apartment complexes. None of the properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units, with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have use of on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating the properties.

In the table below you will find more detailed information regarding the complexes in the Account's portfolio as of December 31, 1998.
--------------------------------------------------------------------------------


                                                                          Average        Avg. Rent
                                                           Number        Unit Size       Per Unit/      Percent
              Property                  Location          of Units     (Square Feet)     Per Month      Leased
---------------------------------------------------------------------------------------------------------------
 Bay Court at Harbour Pointe     Mulkiteo, WA                420           970           $ 861            91%
 The Legends at Chase Oaks       Plano, TX                   346           972           $1010            90%
 Lodge at Willow Creek           Douglas County, CO          316          1001           $ 964            96%
 Golfview Apartments             Lake Mary, FLA              276          1089           $1018            89%
 Lincoln Woods                   Lafayette Hill, PA          216           773           $1090            95%
 Monte Vista                     Littleton, CO               219           888           $ 998            92%
 Indian Creek Apartments         Farmington Hills, MI        196          1139           $ 940            88%
 Brixworth                       Atlanta, GA                 271           718           $ 809            98%
 Royal St. George                West Palm Beach, FL         224           870           $ 846            98%
 Westcreek                       Westlake Village, CA        126           948           $1180            98%
 Bent Tree Apartments            Columbus, OH                256           928           $ 685            85%
 The Greens at Metrowest         Orlando, FL                 200           920           $ 855            90%
 The Crest at Shadow Mt.         El Paso, TX                 232           837           $ 627            96%
----------------------------------------------------------------------------------------------------------------

Recent Property Purchases and Sales

On January 29, 1999, the Metro Center office property, which the Account held in partnership with USF&G, was sold for a purchase price of $31,750,000.

On February 23, 1999, the Account purchased the Biltmore Commerce Center, an office building located in Phoenix, Arizona (close to downtown and the airport), for a purchase price of approximately $37,250,000. The property is not subject to a mortgage. The building, built in 1985, contains approximately 262,875 rentable square feet and is situated on 7.5 acres. The property has 1,152 on-site parking spaces and an arrangement to use 161 additional parking spaces in a nearby lot. The building is 99% leased to various tenants with rents averaging $17.91 per square foot. American Express currently occupies approximately 54% of the building. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants.

On April 14, 1999, the Account purchased The Colorado, a 35-story luxury high-rise apartment building located in New York, New York (the upper east side of Manhattan), for a purchase price of approximately $52,500,000. In addition to rental units, the building contains a three level 22,203 square foot retail space. The property is not subject to a mortgage. The Colorado was built in 1987 and contains 256 studio, one-bedroom and two-bedroom rental units, averaging 631 square feet. The building has amenities such as a 24-hour doorman, laundry facilities and a roof-top sundeck. It is currently 98% leased, with monthly rents averaging $2,028 per unit. Rents are slightly below those of competitive complexes, with 148 units currently subject to rent regulation. We expect those units to be subject to market rent during 1999 as their leases expire. The Account is responsible for the expenses of operating the property.


For a discussion of the Account's real estate holdings and recent acquisitions in the context of the Account's performance as a whole, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" below. Real estate investments made by the Account after the date of this prospectus will be described in supplements to the prospectus, as appropriate.

Selected Financial Data

The following selected financial data should be considered together with the Account's financial statements and related notes, which are presented later in this prospectus.

                                                          Year Ended December 31,                    July 3, 1995
                                          -------------------------------------------------------    (commencement
                                                                                                   of operations) to
                                                   1998              1997              1996        December 31,1995
--------------------------------------------------------------------------------------------------------------------
Investment income:
 Real estate income, net:
  Rental income                              $  81,009,203     $44,342,342       $10,951,183       $   165,762
                                             -------------     -----------       -----------       -----------
  Real estate property level
  expenses and taxes:
   Operating expenses                           17,339,706       9,024,240         2,116,334            29,173
   Real estate taxes                             9,103,637       4,472,311         1,254,163            14,659
                                             -------------     -----------       -----------       -----------
    Total real estate property
    level expenses and taxes                    26,443,343      13,496,551         3,370,497            43,832
                                             -------------     -----------       -----------       -----------
    Real estate income, net                     54,565,860      30,845,791         7,580,686           121,930
 Dividends and interest                         23,943,728      16,486,279         6,027,486         2,828,900
                                             -------------     -----------       -----------       -----------
   Total investment income                   $  78,509,588     $47,332,070       $13,608,172       $ 2,950,830
                                             =============     ===========       ===========       ===========
Net realized and unrealized
gain on investments                          $   7,864,659     $18,147,053       $ 3,330,539       $    35,603
                                             =============     ===========       ===========       ===========
Net increase in net assets
resulting from operations                    $  76,611,662     $60,071,400       $15,782,915       $ 2,676,000
                                             =============     ===========       ===========       ===========
Net increase in net assets
resulting from participant
transactions                                $ 333,936,510     $356,052,262      $233,653,793      $117,582,345
                                            ==============    ============      ============      ============
Net increase in net assets                  $ 410,548,172     $416,123,662      $249,436,708      $120,258,345
                                            ==============    ============      ============      ============

                                                                          December 31,
                                           -------------------------------------------------------------------------
                                                 1998            1997              1996               1995
--------------------------------------------------------------------------------------------------------------------
Total assets                               $1,229,603,431     $815,760,825      $426,372,007      $143,177,421
                                           ==============     ============      ============      ============
Total liabilities and minority interest    $   33,236,544     $ 29,942,110      $ 56,676,954      $ 22,919,076
                                           ==============     ============      ============      ============
Total net assets                           $1,196,366,887     $785,818,715      $369,695,053      $120,258,345
                                           ==============     ============      ============      ============
Accumulation units outstanding                  8,833,911        6,313,015         3,295,786         1,172,498
                                                =========        =========         =========         =========
Accumulation unit value                           $132.17          $122.30           $111.11           $102.57
                                                  =======          =======           =======           =======
------------------------------------------------------------------------------------------------------------

Management's Discussion and Analysis of Account's Financial Condition and Operating Results


The Real Estate Account began operating on July 3, 1995 and interests in the Account were first offered to participants on October 2, 1995. In a significant achievement for its short existence, the Account passed the $1 billion mark in net assets during 1998.


Through December 31, 1998, the Account had acquired a total of 46 real estate properties, including 12 office properties, 16 industrial properties, 5 neighborhood shopping enters and 13 apartment complexes. As of December 31, 1998, these properties represented 67.71% of the Account's total investment portfolio.


The Account purchased 8 industrial properties and 5 apartment properties during 1998. The Account has sold one office property and purchased an apartment building and one additional office property since the beginning of 1999. The Account continues to pursue suitable property acquisitions, and is currently in various stages of negotiations with a number of prospective sellers. While attractive acquisition prospects are available in the current market, significant competition exists for the most desirable properties.


As of December 31, 1998, the Account also held investments in U.S. government agencies, representing 13.97% of the portfolio, commercial paper, representing 9.09% of the portfolio, real estate investment trusts (REITs), representing 8.98% of the portfolio, and corporate bonds, representing .25% of the portfolio.


As of December 31, 1998, the Account owned a controlling 90% interest in a partnership which owns office buildings throughout the U.S. Consistent with generally accepted accounting principles (GAAP), the Account's consolidated financial statements and all financial data discussed in this report reflect 100% of the value of the partnership's assets. The 10% interest of the other partner in the partnership is reflected as a minority interest in the Account's consolidated financial statements. As of the date of this prospectus, this minority interest was purchased by the Account, through a wholly-owned subsidiary.


Results of Operations

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997:

The Account's total net return was 8.07% for the year ended December 31, 1998 and 10.07% for 1997. This decline was primarily due to the decline in value of the Account's REIT holdings. The Account's net investment income, after deduction of all expenses, was $72,234,994 for the year ended December 31, 1998 and $43,805,525 for the year ended December 31, 1997, a 65% increase. This increase was the result of a 52% increase in net assets and an increase in the Account's real estate holdings from

December 31, 1997 to December 31, 1998. The Account had net realized and unrealized gains on investments of $7,864,659 and $18,147,053 for the year ended December 31, 1998 and December 31, 1997, respectively. This decrease was primarily the result of the decline in price of the Account's REITs and other marketable securities, as well as the losses incurred from the sale of certain of those investments. These realized and unrealized losses on marketable securities diminished the increase in unrealized appreciation on the Account's real estate properties, which was $33,221,281 in 1998 compared with $10,234,316 in 1997. That increase was the result of the increased values assigned to many of the properties after periodic revaluations from internal or independent appraisals.

The Account's real estate holdings generated approximately 70% and 65% of the Account's total investment income (before deducting Account level expenses) during the year ended December 31, 1998 and December 31, 1997, respectively. The remaining portion of the Account's total investment income was generated by investments in marketable securities.

Gross real estate rental income was $81,009,203 for the year ended December 31, 1998 and $44,342,342 for the same period in 1997. This increase was primarily due to the increase in the number of properties owned by the Account--from 33 properties at the end of 1997 to 46 properties at the end of 1998. Interest and dividend income on the Account's marketable securities investments increased from $16,486,279 for 1997 to $23,943,728 for 1998. This increase was due to the fact that the actual amount of money the Account had invested in marketable securities went up as the Account's net asset base grew.

Total property level expenses for the year ended December 31, 1998 were $26,443,343 of which $17,339,706 was attributable to operating expenses and $9,103,637 was attributable to real estate taxes. Total property level expenses for the year ended December 31, 1997 were $13,496,551, of which $9,024,240 represented operating expenses and $4,472,311 was attributable to real estate taxes. The increase in property level expenses during 1998 reflected the increased number of properties in the Account.

The Account also incurred expenses for the year ended December 31, 1998 and 1997 of $2,999,113 and $1,647,689, respectively, for investment advisory services, $2,498,376 and $1,368,501, respectively, for administrative and distribution services, and $777,105 and $510,355, respectively, for mortality and expense risk charges and liquidity guarantee charges. Such expenses increased as a result of the larger net asset base of the Account for 1998 over 1997.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996:

The Account's total net return was 10.07% for the year ended December 31, 1997 and 8.33% for 1996. The Account's net investment income, after deduction of all expenses, was $43,805,525 for the year ended December 31, 1997 and $12,452,376 for the year ended December 31, 1996, a 252% increase. This increase was the result of a growing base of net assets, which increased 113% from December 31, 1996 to December 31, 1997, and a greater concentration of real estate holdings during the period. In addition, the Account had net realized and unrealized gains on investments of $18,147,053 and $3,330,539 for the year ended December 31, 1997 and December 31, 1996, respectively. This increase was primarily the result of the net increase in unrealized appreciation of $10,234,316 on the Account's real estate and $6,836,012 on the Account's marketable securities. These increases reflect the increased value assigned to many of the properties from periodic revaluations and the increase in the value of REITs and other marketable securities during the year.


The Account's real estate holdings generated approximately 65% and 56% of the Account's total investment income (before deducting Account level expenses) during the year ended December 31, 1997 and December 31, 1996, respectively. The remaining portion of the Account's total investment income was generated by investments in marketable securities.

Gross real estate rental income was $44,342,342 for the year ended December 31, 1997 and $10,951,183 for 1996. This increase was primarily due to the increase in the number of properties owned by the Account--from 13 properties at the end of 1996 to 33 properties at the end of 1997. Interest and dividend income on the Account's marketable securities investments increased from $6,027,486 for 1996 to $16,486,279 for 1997. This increase in interest and dividend income was due primarily to the increased size of the Account's marketable securities holdings (REITs in particular) and the general growth of the Account's assets. Notably, shares of REITs represented 4.95% of the Account's investments at the end of 1996 and 13.64% of the Account investments at the end of 1997.

Total property level expenses for the year ended December 31, 1997 were $13,496,551, of which $9,024,240 represented operating expenses and $4,472,311 was attributable to real estate taxes. Total property level expenses for the year ended December 31, 1996 were $3,370,497 of which $2,116,334 represented operating expenses and $1,254,163 was attributable to real estate taxes. The increase in property level expenses during 1997 reflected the increased number of properties in the Account.

The Account also incurred expenses for the year ended December 31, 1997 and 1996 of $1,647,689 and $642,042, respectively, for investment advisory services, $1,368,501 and $437,894, respectively, for administrative and distribution services and $510,355 and $75,860, respectively, for mortality and expense risk charges and liquidity guarantee charges. Such expenses increased as a result of the larger net asset base of the Account for 1997 over 1996.

Liquidity and Capital Resources

Since September 16, 1996, TIAA had been redeeming the accumulation units related to its $100 million seed money investment in the Account in accordance with a repayment schedule approved by the New York Insurance Department. By December 31, 1998, the Account had redeemed its entire seed money investment.

The Account earned $72,234,994 in net investment income in 1998 and $43,805,525 in 1997. During 1998 the Account received $91,248,578 in premiums and $337,568,064 in net participant transfers from other TIAA and CREF accounts, while in 1997 the Account received $52,344,830 in premiums and $351,174,584 in net participant transfers from other TIAA and CREF accounts. Real estate properties costing $259,746,550 and $377,086,027 were purchased during 1998 and 1997, respectively. At the end of 1998, the Account's liquid assets (i.e., its cash, REITs, short- and intermediate-term investments, and government securities) had a value of $391,605,900, while at the end of 1997 those assets were valued at $280,409,640. We anticipate that much of the Account's liquid assets as of December 31, 1998, exclusive of the REITs, will be used by the Account to purchase additional suitable real estate properties. The remaining liquid assets, exclusive of the REITs, will continue to be available to meet expense needs and redemption requests (e.g., cash withdrawals or transfers).

If the Account's liquid assets and its cash flow from operating activities and participant transactions are not sufficient to meet its cash needs, including redemption requests, TIAA's general account will purchase liquidity units in accordance with TIAA's liquidity guarantee to the Account.

The Account spent approximately $5,426,497 in 1998 for capital (long-term) expenses, including ongoing tenant improvements and leasing commissions at the commercial properties which related to the renewal of existing tenants or re-leasing of space to new tenants during the normal course of business. The Account expects to increase this level of spending as the portfolio of commercial properties grows and new tenants are attracted to lease space in the buildings. For the apartment complexes, the Account expects to incur only routine recurring costs, e.g., painting and carpet cleaning and minor replacements to re-lease apartments that become vacant.

Effects of Inflation

In recent years, inflation has been modest. To the extent that inflation may increase property operating expenses in the future, we anticipate that increases will generally be billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. However, to the extent there is unrented space in a property, the Account may not be able to recover the full amount of such increases in operating expenses.

Year 2000 Issues


TIAA and the Account depend on the smooth functioning of computer systems to operate. The Account, the Account's properties, and participant services could be affected if TIAA's computer systems, the Account's property computer systems, or those of its external service providers fail or incorrectly process or calculate date-related information on or after January 1, 2000.

TIAA is dedicated to providing uninterrupted, high-quality service before, during, and after the Year 2000. To achieve this goal, we have developed and have been actively carrying out an extensive Year 2000 plan to remediate, test and certify all internal computer systems, and to verify, to the extent possible, that external service providers will be ready for the Year 2000. We currently expect to complete Year 2000 testing and initial certification of our internal corporate systems by mid-1999. We are also in the process of testing the critical interfaces we have with our major service providers, vendors, and suppliers. In particular, TIAA has been actively working with all those responsible for property computer systems, i.e., management companies and certain tenants, to assure that they have developed and are implementing plans to remediate and test property systems in a timely manner. In addition, we are making contingency plans intended to lessen the effect unexpected systems failures (internal and external) may have on operations.

While we have taken steps we believe reasonably address the Year 2000 problem, we can't guarantee complete success or eliminate the possibility that interaction with outside computer systems could affect Account operations. If the systems the Account relies upon do fail or produce faulty data, there could be delays in properly processing transactions, or we may be unable temporarily to engage in normal business activities. Also, the Account's performance could be affected if the properties, companies or government entities in which the Account invests are negatively affected by the Year 2000.

--------------------------------------------------------------------------------


Valuing the Account's Assets

We value the Account's assets as of the close of each valuation day by taking the sum of:

o the value of the Account's cash, cash equivalents, and short-term and other debt instruments

o     the value of the Account's other securities investments and other assets

o the value of the individual real properties and other real estate-related investments owned by the Account, determined as described below

o an estimate of the net operating income accrued by the Account from its properties and other real estate-related investments and then reducing it by the Account's liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account. See "Expense Deductions," page 31.

Valuing Real Estate and Related Investments

Valuing Real Property: Individual real properties will be valued initially at their purchase prices. (Prices include all expenses related to purchase, such as acquisition fees, legal fees and expenses, and other closing costs.) We could use a different value in appropriate circumstances.

After this initial valuation, an independent appraiser, approved by the independent fiduciary, will value properties at least once a year. The independent fiduciary can require additional appraisals if it believes that a property has changed materially or otherwise to assure that the Account is valued correctly.

Quarterly, we will conduct an internal review of each of the Account's properties. We'll adjust a valuation if we believe that the value of the property has changed since the previous valuation. We'll continue to use the revised value to calculate the Account's net asset value until the next review or appraisal. However, we can adjust the value of a property in the interim to reflect what we believe are actual changes in property value.

The Account's net asset value will include the current value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We'll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

Because of the nature of real estate assets, the Account's net asset value won't necessarily reflect the true or realizable value of those assets (i.e., what the Account would get if it sold them).

Valuing Conventional Mortgages: Individual mortgages will be valued initially at their face amount. Thereafter, quarterly, we'll value the Account's fixed interest mortgage loans by discounting payments of principal and interest to their present value (using a rate at which commercial lenders would make similar mortgage loans). We'll also use this method for foreign mortgages with conventional terms. We can adjust the mortgage value more frequently if circumstances require it.

Valuing Participating Mortgages: Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we'll estimate the values of the participating mortgages by making various assumptions about occupancy rates, rental rates, expense levels, and other things. We'll use these assumptions to project the cash flow and anticipated sale proceeds from each investment over the term of the loan, or sometimes over a shorter period. To calculate sale proceeds, we'll assume that the real property underlying each investment will be sold at the end of the period used in the valuation at a price based on market assumptions for the time of the projected sale. We'll then discount the estimated cash flows and sale proceeds to their present value (using rates appropriate to then-current market conditions).

Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account's net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual income reports, we could be under- or overvaluing the Account.

Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account's properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account's net asset value.

Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives cash from a property, we'll adjust the daily accrued receivable and other accounts appropriately.

Adjustments: We can adjust the value of an investment if we believe events or market conditions (such as a borrower's or tenant's default) have affected how much the Account could get if it sold the investment. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors, we may not in all cases make adjustments where changing conditions could affect the value of an investment.

The independent fiduciary will need to approve adjustments to any valuation of one or more properties that

o     is made within three months of the annual independent appraisal or

o     results in an increase or decrease of:

      o more than 6 percent of the value of any of the Account's properties since the last independent annual appraisal

      o more than 2 percent in the value of the Account since the prior month or

      o     more than 4 percent in the value of the Account within any quarter.

Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA's valuation methods could change the Account's net asset value and change the values at which participants purchase or redeem Account interests.

Valuing Other Investments

Debt Securities and Money Market Instruments: We value fixed income securities (including money market instruments) for which market quotations are readily available at the most recent bid price or the equivalent quoted yield for those securities (or those of comparable maturity, quality, and type). We obtain values for money market instruments with maturities of one year or less either from one or more of the major market makers for those securities or from one or more financial information services. We use an independent pricing service to value securities with maturities longer than one year except when we believe prices do not accurately reflect the fair value of these securities.

Equity Securities: We value equity securities (including REITs) listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

We value equity securities traded on the NASDAQ Stock Market's National Market at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Other U.S.
over-the-counter equity securities are valued at the mean of the closing bid and asked prices.

Foreign Securities: To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.

Investments Lacking Current Market Quotations:
We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA's Board of Trustees and in accordance with the responsibilities of TIAA's board as a whole.
--------------------------------------------------------------------------------


Expense Deductions

Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. Services are performed at cost by TIAA and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a subsidiary of TIAA. Because services are provided at cost, we expect that expense deductions will be relatively low. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

The current annual expense deductions are:


---------------------------------------------------------------------------------------------------------------
                                     Percent of
                                     Net Assets
 Type of Expense Deduction            Annually                          Services Performed
---------------------------------------------------------------------------------------------------------------
 Investment Management                  0.30%        For TIAA's investment advice, portfolio accounting,
                                                     custodial services, and similar services, including
                                                     independent fiduciary and appraisal fees
---------------------------------------------------------------------------------------------------------------
 Administration                        0.195%        For Services' administrative services, such as allocating
                                                     premiums and paying annuity income
---------------------------------------------------------------------------------------------------------------
 Distribution                           0.03%        For Services' expenses related to distributing the annuity contracts
---------------------------------------------------------------------------------------------------------------
 Mortality and Expense Risk             0.07%        For TIAA's bearing certain mortality and expense risks.
                                                     Accumulations and annuity payments aren't affected
                                                     by changes in actual mortality experience or by TIAA's
                                                     actual expenses.
---------------------------------------------------------------------------------------------------------------
 Liquidity Guarantee                    0.03%        For TIAA's liquidity guarantee. The actual liquidity expense charged is computed as a percentage of the Account's
                                                     real estate assets.
---------------------------------------------------------------------------------------------------------------
 Total Annual Expense Deduction        0.625%        For total services to the Account
---------------------------------------------------------------------------------------------------------------


After the end of every quarter, we reconcile how much we deducted as discussed above with the expenses the Account actually incurred. If there's a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the quarter. Since our at-cost deductions are based on projections of Account assets and overall expenses, the size of any adjusting payments will be directly affected by how different our projections are from the Account's actual assets or expenses. While our projections of Account asset size (and resulting expense fees) are based on our best estimates, the size of the Account's assets can be affected by many factors, including premium growth, participant transfers into or out of the Account, and any changes in the value of portfolio holdings. Historically, the adjusting payments have generally been small and have resulted in both upward and downward adjustments to the Account's expense deductions for the following quarter.

TIAA's board can revise the deduction rates from time to time to keep deductions as close as possible to actual expenses.

Currently there are no deductions from premiums or withdrawals, but we might change this in the future. Property expenses, brokers' commissions, transfer taxes, and other portfolio expenses are charged directly to the Account.

The Contracts


TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GRA, GSRA, or Keogh contracts. The Account is not available in California.

RA (Retirement Annuity) and GRA (Group Retirement Annuity)


RA and GRA contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

Depending on the terms of your plan, RA and GRA premiums can be paid by your employer, you, or both. (You can't pay GRA premiums directly to TIAA; your employer must send them for you.) If you're paying some of or the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. You can also transfer funds from another investment choice under your employer's plan to your contract. For RAs only, you can make contributions directly to TIAA. Ask your employer for more information about these contracts.

SRA (Supplemental Retirement Annuity) and GSRA (Group Supplemental Retirement Annuity)

These are for voluntary tax-deferred annuity (TDA) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Your employer pays premiums in pre-tax dollars through salary reduction. Although you can't pay premiums directly, you can transfer amounts from other TDA plans.

Classic IRA

Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $2,000 or by rolling over funds from another IRA or retirement plan, if you meet our eligibility requirements. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $2,000, excluding rollovers. We can't issue you a joint contract.

[SIDEBAR]
                                                       IRA and Keogh Eligibility

 You or your spouse can set up a TIAA Classic or Roth IRA or a Keogh if you're a
    current or retired employee or trustee of an eligible institution, or if you own a TIAA or CREF annuity or a TIAA individual insurance contract. With IRAs, you can also roll over funds from an eligible institution's retirement plan or from an IRA account that was set up with money originally in an eligible institution's plan. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.
[END SIDEBAR]

Roth IRA

Roth IRAs are also individual contracts issued directly to you. You or your spouse can each open a Roth IRA with an annual contribution up to $2,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet our eligibility requirements. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $2,000, excluding rollovers. We can't issue you a joint contract.

GA (Group Annuity)

GA contracts are used exclusively for employee retirement plans and are issued directly to your employer or your plan's trustee. Your employer pays premiums directly to TIAA (you can't pay GA premiums directly to TIAA) and your employer or the plan's trustee exclusively controls the allocation of contributions and transfers to and from these contracts. Ask your employer for more information if your plan is funded with a GA contract.

Keoghs

Pending regulatory approval, TIAA plans to offer contracts for Keogh plans. If you own an unincorporated business, you'll be able to use our Keogh contracts for your Keogh plan, provided you are eligible.

Starting Out

We'll issue you a TIAA contract when we receive your completed application or enrollment form. If you already have a TIAA contract, you will receive a rider permitting you to allocate premiums to the Real Estate Account. Your premiums will be credited to the Real Estate Account as of the business day we receive them.

If we receive premiums from your employer before your application or enrollment form, we'll credit the premiums to the CREF Money Market Account until we receive your form. We'll transfer and credit the amount you've specified to the Real Estate Account as of end of the business day we receive your completed form. If the allocation instructions on your application or enrollment form are incomplete, violate plan restrictions, or don't total 100 percent, we'll credit your premiums to the CREF Money Market Account until we do receive complete instructions. Any amounts that we credited to the CREF Money Market Account before we received correct instructions will be transferred to the Real Estate Account only on request, and will be credited as of the business day we receive that request.


[SIDEBAR]
                                                                         Vesting

         Once you're fully vested under your employer's plan, you can't lose the benefits you've earned under your RA, GRA or GA contract. Ask your employer for your vesting status. Your benefits under SRAs, GSRAs, and IRAs are immediately vested and can't be forfeited.
[END SIDEBAR]

TIAA doesn't restrict the amount or frequency of premiums to your RA, GRA, and IRA contracts, although we may in the future. Your employer's retirement plan may limit your premium amounts, while the Internal Revenue Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you pay premiums directly to an RA or IRA, the premiums and any earnings are not subject to your employer's plan.


In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA will accept premiums to a contract at any time during your accumulation period. Once your first premium has been paid, your TIAA contract can't lapse or be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to GRA, GSRA, or Keogh contracts at any time.

Allocating Your Premiums Among the Account and Other TIAA and CREF Accounts

You can allocate all or part of your premiums to the Real Estate Account, unless your employer's plan precludes that choice. You can also allocate premiums to TIAA's traditional annuity or any of the CREF variable investment accounts, if the account is available under your employer's plan.

You can change your allocation choices for future premiums by

o     writing to our home office

o     using our Inter/ACT Internet service at www.tiaa-cref.org or

o     calling our Automated Telephone Service (24 hours a day) at 800-842-2252.

The Right to Cancel Your Contract


You can cancel your contract up to 30 days after you first receive it, unless we have begun making annuity payments from it. If you already had a TIAA contract, and are simply receiving a Real Estate Account rider for the first time, you have no 30-day right to cancel the contract. To cancel, mail or deliver the contract with a signed Notice of Cancellation (available by contacting TIAA) to our home office. We'll cancel the contract, then send the entire current accumulation to whomever sent the premiums. You bear the investment risk during this period (although some states require us to send back your entire premium without accounting for investment results).


Determining the Value of Your Interest in the Account--Accumulation Units

When you pay premiums or make transfers to the Real Estate Account, you buy accumulation units. When you take a cash withdrawal, transfer from the Account, or apply funds to begin annuity income, the number of your accumulation units decrease. We calculate how many accumulation units to credit by dividing the amount you applied to the Account by its accumulation unit value at the end of the business day when we received your premium or transfer. To determine how many accumulation units to subtract for cash withdrawals and transfers, we use the accumulation unit value for the end of the business day when we receive your transaction request and all required information and documents (unless you ask for a later date).

The accumulation unit value reflects the Account's investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

[SIDEBAR]
                                            Calculating Accumulation Unit Values

 We calculate the Account's accumulation unit value at the end of each valuation day. To do that, we multiply the previous day's value by the net investment factor for the Account. The net investment factor is calculated as A divided by
                                                B, where A and B are defined as:

    A. The value of the Account's net assets at the end of the current valuation period, less premiums received during the current valuation period.

   B. The value of the Account's net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.
[END SIDEBAR]
--------------------------------------------------------------------------------



How to Transfer and Withdraw Your Money

Generally TIAA allows you to move your money to or from the Real Estate Account in the following ways:

o once a calendar quarter from the Real Estate Account to a CREF investment account or TIAA's traditional annuity

o to the Real Estate Account from a CREF investment account or TIAA's traditional annuity (subject to certain limitations)

o     from the Real Estate Account to other companies

o     to the Real Estate Account from other plans

o     by withdrawing cash

o     by setting up a program of automatic withdrawals or transfers

These transactions generally must be for at least $1,000 at a time (or your entire Account accumulation, if less). These options may be limited by the terms of your employer's plan or by current tax law. Transfers and cash withdrawals are currently free.

Transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation. You can also choose to have transfers and withdrawals take effect at the close of any future business day or the last calendar day of the current or any future month, even if it's not a business day. If you request a transfer at any time other than during a business day, it will be effective at the close of the next business day.

To request a transfer or to withdraw cash:

o     write to TIAA's home office at 730 Third Ave., New York, NY 10017-3206

o     call us at 800 842-2252 or

o     for transfers, use Inter/ACT on the Internet at www.tiaa-cref.org

You may be required to complete and return certain forms to effect these transactions. We can suspend or terminate your ability to transact by telephone or over the Internet at any time, for any reason.


Before you transfer or withdraw cash, make sure you understand the possible federal and other income tax consequences. See "Taxes," page 45.

Transfers Between the Real Estate Account and Other TIAA-CREF Accounts

Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA's traditional annuity or to one of the CREF accounts. Transfers to certain CREF accounts may be restricted by your employer's plan.

You can also transfer some or all of your accumulation in TIAA's traditional annuity or in your CREF accounts to the Real Estate Account, if your employer's plan offers the Account. Transfers from TIAA's traditional annuity to the Real Estate Account under RA and GRA contracts take place in roughly equal installments over a ten-year period through a TIAA transfer payout annuity. There are no similar restrictions on transfers from TIAA's traditional annuity under SRA, GSRA, IRA, or Keogh contracts.

Because excessive transfer activity can hurt Account performance and other participants, we may further limit how often you transfer or otherwise modify the transfer privilege.

Transfers to Other Companies


Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer's plan. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company, and the $1,000 minimum will not apply to these transfers.


Transfers From Other Plans


Ordinarily you can transfer funds from another 403(b) retirement plan to a TIAA contract. Likewise, if your TIAA contract is part of a 401(a) or 403(a) plan, you can transfer to it from other 401(a) or 403(a) plans, if your plans permit. Amounts transferred to TIAA may still be subject to provisions of your original employer's plan. You can also transfer funds from 401(a), 403(a), and 403(b) plans to a TIAA Classic IRA, or from an IRA containing funds originally contributed to such plans, to either a Classic or

Roth IRA, assuming you meet the income eligibility criteria.

Withdrawing Cash


You may withdraw cash from your SRA, GSRA, IRA, or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below). Cash withdrawals from your RA or GRA accumulation may be limited by the terms of your employer's plan and federal tax law. Normally, you can't withdraw money from a contract if you've already begun receiving lifetime annuity income.


Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. Withdrawals are generally available only if you reach age 591/2, leave your job, become disabled, or die, or if your employer terminates its retirement plan. If your employer's plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. Different restrictions apply to withdrawals from Classic and Roth IRAs. You may be subject to a 10 percent penalty tax if you make a withdrawal before you reach age 591/2, unless an exception applies to your situation.

Possible Restrictions on Premiums and Transfers to the Account

From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can't find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.


[SIDEBAR]
                                                      Systematic Withdrawals and
                                                                       Transfers

           If your employer's plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw or transfer from your Real Estate Account accumulation any fixed

                                              o     number of accumulation units

                                                          o     dollar amount or

                                                o     percentage of accumulation

   until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically withdrawn or transferred at a time.
[END SIDEBAR]

If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the CREF Money
Market Account instead, unless you give us other allocation instructions. We will not transfer these amounts out of the CREF Money Market Account when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.
--------------------------------------------------------------------------------


Receiving Annuity Income

The Annuity Period in General


You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59-1/2 to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty. Your employer's plan may also restrict when you can begin income payments. Under the minimum distribution rules, you generally must begin receiving some payments from your contract shortly after you reach age 70-1/2 or you retire. Also, you can't begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.


Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you've started payments you usually can't change your income option or annuity partner for that payment stream.

Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We'll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account's investment experience and the income change method you choose.

There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see page 42. The total value of your annuity payments may be more or less than your total premiums.

Annuity Starting Date

Generally, you pick an annuity starting date when you first apply for a TIAA contract but you can change this date at any time prior to the day before that annuity starting date. Ordinarily, annuity payments begin on your annuity starting date, provided we have received all documentation necessary for the income option you've picked. If something's missing, we'll defer your annuity starting date until we receive it. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you give us further instructions. Ordinarily, your first annuity payment will begin on any business day between the first and twentieth of any month.

Income Options

Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer's plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA. Ordinarily you'll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date.

All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

o One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it's over, income payments will continue to your beneficiary until the end of the period. If you don't opt for a guaranteed period, all payments end at your death--so that it's possible for you to receive only one payment if you die less than a month after payments start.

o Annuity for a Fixed Period: Pays income for any period you choose from 5 to 30 years.

o Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are three types of two-life annuity options, all available with or without a guaranteed period-- Full Benefit to Survivor, Two-Thirds Benefit to Survivor, and a Half-Benefit to Annuity Partner.

o Minimum Distribution Option ("MDO") Annuity: Generally available only if you must begin annuity payments under the Internal Revenue Code minimum distribu-tion requirements. (Some employer plans allow you to elect this option earlier-- contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. You must apply your entire accumulation under a contract if you want to use the MDO annuity; however, it's possible you won't receive income for life under an MDO. Up to age 90, you can apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you're eligible. Using an MDO won't affect your right to take a cash withdrawal of any accumulation not yet distributed.

For any of the income options described above, current federal tax law says that your guaranteed period can't exceed the joint life expectancy of you and your beneficiary or annuity partner.

Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.


Receiving Lump Sum Payments (Retirement Transition Benefit): If your employer's plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an RA or GRA accumulation being converted to annuity income on the annuity starting date. Of course, if your employer's plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See "Taxes," page 45.

If you haven't picked an income option when the annuity starting date arrives for your RA, GRA, SRA or GSRA contract, TIAA usually will assume you want the one-life annuity with 10-year guaranteed period if you're unmarried, paid from TIAA's traditional annuity. If you're married, we may assume for you a survivor annuity with half-benefit to annuity partner with 10-Year guaranteed period, with your spouse as your annuity partner, paid from TIAA's traditional annuity. If you haven't picked an income option when the annuity starting date arrives for your IRA, we may assume you want the minimum distribution option annuity.


Transfers During the Annuity Period

After you begin receiving annuity income, you can transfer all or part of the future annuity income payable once each calendar quarter (i) from the Real Estate Account into a "comparable annuity" payable from a CREF account or TIAA's traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.

We'll process your transfer on the business day we receive your request. You can also choose to have a transfer take effect at the close of any future business day, or the last calendar day of the current or any future month, even if it's not a business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA's traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the following March 31.

Annuity Payments

The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.

Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year--the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year's value.

Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account.

The formulas for calculating the number and value of annuity units payable are described below.

Calculation of the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts--actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

Value of Annuity Units: The Real Estate Account's annuity unit value is calculated separately for each income change method for each business day and for the last calendar day of each month. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start.

For participants under the annual income change method, the value of the annuity unit for payments remains level until the following May l. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.

For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future.

Death Benefits

Availability; Choosing Beneficiaries

TIAA may pay death benefits if you or your annuity partner die during the accumulation or annuity period. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

Your Spouse's Rights

Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

Amount of Death Benefit

If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the value of the remaining guaranteed payments.

Methods of Payment of Death Benefits

Generally, you can choose the method by which we'll pay the death benefit. You can block your beneficiaries from changing the method you've chosen or you can leave the choice to them. We can block any choice of method that provides an initial payment of less than $25. If your beneficiary doesn't specifically request to start receiving death benefits within a year of your death, we have the option to start making payments to them over five years using the fixed-period annuity method of payment.


Payments During the Accumulation Period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:


o Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

o One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

o     Annuity for a Fixed Period of 2 to 30 years;

o Accumulation-Unit Deposit Option, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account's investment experience (generally the death benefit value must be at least $5,000); and


o the Minimum Distribution Option (also called the TIAA-CREF Savings and Investment Plan), which is available only to beneficiaries who must receive income under the Internal Revenue Code's minimum distribution requirements. It operates in much the same way as the MDO annuity income option. It's possible, under this method, that your beneficiary won't receive income for life.


Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments.


Payments During the Annuity Period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.


Ordinarily, death benefits are subject to federal estate tax. For more detailed information on death benefits, please contact TIAA.
--------------------------------------------------------------------------------


Taxes


This section offers general information concerning federal taxes. It doesn't cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

Taxes In General

During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and all earnings are not taxed until they're withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren't taxable when withdrawn, but earnings are taxable. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed.

Generally, contributions you can make under an employer's plan are limited by federal tax law. Employee voluntary salary reduction contributions to 403(b) and 401(k) plans are limited to $10,000 per year. Certain long-term employees may be able to defer up to

$13,000 per year in a 403(b) plan. Contributions to IRAs and Roth IRAs, other than rollover contributions, cannot generally exceed $2,000 per year.

Early Distributions


If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59-1/2, you may have to pay a 10 percent early distribution tax on the taxable amount. You won't have to pay this tax in certain circumstances. Consult your tax advisor for more information.


Minimum Distribution Requirements


In most cases, payments have to begin by April 1 of the year after the year you reach age 70-1/2, or if later, retirement. (For IRAs, payments must begin by April 1 of the year after the year you reach age 70-1/2.) Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don't begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules and do not require that any distributions be made prior to your death.


[SIDEBAR]
                         How the Real Estate Account is treated for tax purposes


     The Account is not a separate taxpayer for purposes of the Internal Revenue Code--its earnings are taxed as part of TIAA's operations. Although TIAA is not expected to owe any federal income taxes on the Account's earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

[END SIDEBAR]



Withholding on Distributions

If we send an "eligible rollover" distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. If we roll over such a distribution directly to an IRA or to an employer plan that is similar to the plan making the distribution, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain "non-eligible" rollover distributions such as payments from IRAs, lifetime annuity payments, or minimum distribution payments.

For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. Nonresident aliens who pay U.S. taxes are subject to different withholding rules. Contact TIAA or your tax advisor for more information.

General Matters

Making Choices and Changes


You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office. When we receive a notice of a change in beneficiary or other person named to receive payments, we'll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.


Telephone and Internet Transactions

You can use our Automated Telephone Service (ATS) or our Inter/ACT system over the Internet to check your account balances, transfer to TIAA's traditional annuity or CREF, and/or allocate future premiums among the Real Estate Account, TIAA's traditional annuity, and CREF. You will be asked to enter your Personal Identification Number (PIN) and Social Security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Inter/ACT are electronically recorded.

To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use Inter/ACT, access the TIAA-CREF Internet home page at http://www.tiaa-cref.org.


We can suspend or terminate your ability to transact by telephone or over the Internet at any time, for any reason.


Voting Rights

You don't have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

Electronic Prospectus

If you received this prospectus electronically and would like a paper copy, please call 800 842-2733, extension 5509, and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you've consented.

Householding

To lower costs and eliminate duplicate documents sent to your home, we may, if the SEC allows, begin mailing only one copy of the Account's prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 800 842-2733, extension 5509, or write us.

Miscellaneous Policies

If You're Married: If you're married, you may be required by law or your employer's plan to get advance written consent from your spouse before we make certain transactions for you. If you're married at your annuity starting date, you may also be required by law or your employer's plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

Texas Optional Retirement Program Restrictions: If you're in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state's public institutions of higher education.

Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you're entitled to under your employer's retirement plan or the Internal Revenue Code, we'll refund them to your employer as long as we're requested to do so (in writing) before you start receiving annuity income. Any time there's a question about premium refunds, TIAA will rely on information from your employer. If you've withdrawn or transferred the amounts involved from your accumulation, we won't refund them.

Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

Distributor

The annuity contracts are offered continuously by TIAA-CREF Individual & Institutional Services, Inc. (Services), which is registered with the SEC as a broker-dealer and is a member of the National Association of Securities
Dealers, Inc. (NASD). Teachers Personal Investors Services, Inc. (TPIS), which is also registered with the SEC and is a member of the NASD, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect subsidiaries of TIAA. As already noted, distribution costs are covered by a deduction from the assets of the Account; no commissions are paid for distributing the contracts. Anyone distributing the contracts must be a registered representative of Services or TPIS, whose main offices are both at 730 Third Avenue, New York, NY 10017-3206.
--------------------------------------------------------------------------------


State Regulation

TIAA, the Real Estate Account, and the contracts are subject to regulation by the New York Insurance Department (NYID) as well as by the insurance regulatory authorities of certain other states and jurisdictions.


TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account's books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.
--------------------------------------------------------------------------------


Legal Matters

All matters involving state law and relating to the contracts, including TIAA's right to issue the contracts, have been passed upon by Charles H. Stamm, Executive Vice President and General Counsel of TIAA. Sutherland Asbill & Brennan LLP, Washington, D.C., have passed upon legal matters relating to the federal securities laws.

Experts


Ernst & Young LLP, independent auditors, have audited our (i) consolidated financial statements and financial statement schedule at December 31, 1998 and 1997, and for the years then ended, (ii) statement of revenues and certain expenses of The Colorado for the year ended December 31, 1997, (iii) statement of revenues and certain expenses of Bay Court at Harbour Pointe for the year ended December 31, 1997, (iv) statement of revenues and certain expenses of Indian Creek Apartments for the year ended December 31, 1997, and (v) statement of revenues and certain expenses of the Bent Tree Apartments for the year ended December 15, 1997, respectively, as set forth in their reports. We have included these financial statements and schedule in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------


Additional Information

Information Available at the SEC

The Account has filed with the SEC a registration statement under the Securities Act of 1933 which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. This information can also be obtained through the SEC's website on the Internet (http://www.sec.gov).

Other Reports to Participants

TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations.

Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

Financial Statements

The consolidated financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited financial statements of TIAA follow. The full audited financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 800 842-2733 extension 5509.

The financial statements of TIAA should be distinguished from the consolidated financial statements of the Real Estate Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Real Estate Account.

Index to Financial Statements

                                                                                  Page
                                                                                  -----
TIAA REAL ESTATE ACCOUNT
Audited Consolidated Financial Statements:
     Report of Management Responsibility ......................................   F-2
     Report of Independent Auditors ...........................................   F-3
     Consolidated Statements of Assets and Liabilities ........................   F-4
     Consolidated Statements of Operations ....................................   F-5
     Consolidated Statements of Changes in Net Assets .........................   F-6
     Consolidated Statements of Cash Flows ....................................   F-7
     Notes to Consolidated Financial Statements ...............................   F-8
     Consolidated Statement of Investments ....................................   F-15

Proforma Condensed Financial Statements:
     Proforma Condensed Statement of Assets and Liabilities ...................   F-19
     Proforma Condensed Statement of Operations ...............................   F-20
     Notes to Proforma Condensed Financial Statements .........................   F-21

The Colorado:
     Report of Independent Auditors ...........................................   F-22
     Statement of Revenues and Certain Expenses ...............................   F-23
     Notes to Statement of Revenues and Certain Expenses ......................   F-24

Bay Court at Harbour Pointe:
     Report of Independent Auditors ...........................................   F-25
     Statement of Revenues and Certain Expenses ...............................   F-26
     Notes to Statement of Revenues and Certain Expenses ......................   F-27

Indian Creek Apartments:
     Report of Independent Auditors ...........................................   F-28
     Statement of Revenues and Certain Expenses ...............................   F-29
     Notes to Statement of Revenues and Certain Expenses ......................   F-30

Bent Tree Apartments:
     Report of Independent Auditors ...........................................   F-31
     Statement of Revenues and Certain Expenses ...............................   F-32
     Notes to Statement of Revenues and Certain Expenses ......................   F-33

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
     Condensed Unaudited Statutory-Basis Financial Statements .................   F-34
     Supplemental Information to Condensed Unaudited Statutory-Basis Financial
      Statements ..............................................................   F-35

[TIAA-CREF
LOGO]

--------------------------------------------------------------------------------

                      REPORT OF MANAGEMENT RESPONSIBILITY


To the Participants of the
 TIAA Real Estate Account:

The accompanying financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of TIAA's management. They have been prepared in accordance with generally accepted accounting principles and have been presented fairly and objectively in accordance with such principles.

TIAA has established and maintains a strong system of internal controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, including its separate account operations.

The accompanying financial statements have been audited by the independent auditing firm of Ernst & Young LLP. The independent auditors' report, which appears on the following page, expresses an independent opinion on the fairness of presentation of these financial statements.

The Audit Committee of the TIAA Board of Trustees, consisting of trustees who are not officers of TIAA, meets regularly with management, representatives of Ernst & Young LLP and internal audit personnel to review matters relating to financial reporting, internal controls and auditing.


                              /s/ John H. Biggs
                         ------------------------------------------------------
                                     Chairman, President and
                                     Chief Executive Officer

                              /s/ Richard L. Gibbs
                         ------------------------------------------------------
                                   Executive Vice President and
                                    Principal Accounting Officer

                       [letterhead of Ernst & Young LLP]



                        REPORT OF INDEPENDENT AUDITORS

To the Participants of the TIAA Real Estate Account and the
Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the accompanying consolidated statements of assets and liabilities, including the statement of investments, of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in net assets and cash flows for the two years then ended. These consolidated financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements for 1996 were audited by other auditors whose report dated February 6, 1997 expressed an unqualified opinion on those consolidated financial statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our procedures included confirmation of securities owned as of December 31, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Account as of December 31, 1998 and 1997, the results of its operations and the changes in its net assets and its cash flows for the two years then ended, in conformity



                                                           /s/ Ernst & Young LLP



February 5, 1999


       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                            TIAA REAL ESTATE ACCOUNT
               CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                                    December 31,         December 31,
                                                                        1998                 1997
                                                                   ---------------       ------------
ASSETS
 Investments, at value:
   Real estate properties
    (cost: $775,801,883 and $510,096,015).......................   $  820,211,240       $521,284,091
  Marketable securities
    (cost: $402,041,089 and $270,910,952).......................      391,033,557        280,002,042
 Cash ..........................................................          572,343            407,598
 Other .........................................................       17,786,291         14,067,094
                                                                   --------------       ------------
                                                    TOTAL ASSETS    1,229,603,431        815,760,825
                                                                   --------------       ------------
LIABILITIES
 Payable for securities transactions ...........................               --             10,463
 Accrued real estate property level expenses and taxes .........       11,432,529         10,343,593
 Security deposits held ........................................        1,890,423          1,305,958
                                                                   --------------       ------------
                                               TOTAL LIABILITIES       13,322,952         11,660,014
                                                                   --------------       ------------
MINORITY INTEREST                                                      19,913,592         18,282,096
                                                                   --------------       ------------
NET ASSETS
 Accumulation Fund .............................................    1,167,591,317        772,059,676
 Anuity Fund ...................................................       28,775,570         13,759,039
                                                                   --------------       ------------
                                                TOTAL NET ASSETS   $1,196,366,887       $785,818,715
                                                                   ==============       ============
THOUSANDS OF ACCUMULATION UNITS OUTSTANDING--Notes 6
  and 7 ........................................................        8,833,911          6,313,015
                                                                        =========          =========
NET ASSET VALUE, PER ACCUMULATION UNIT--Note 6 .................          $132.17            $122.30
                                                                          =======            =======

                See notes to consolidated financial statements.

                            TIAA REAL ESTATE ACCOUNT
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             Years Ended December 31,
                                                               -----------------------------------------------------
                                                                    1998              1997            1996
                                                               --------------      ----------      ----------
INVESTMENT INCOME
Real estate income, net:
 Rental income .............................................    $  81,009,203      $ 44,342,342     $10,951,183
                                                               --------------      ------------     -----------
 Real estate property level expenses and taxes:
  Operating expenses .......................................       17,339,706         9,024,240       2,116,334
  Real estate taxes ........................................        9,103,637         4,472,311       1,254,163
                                                               --------------      ------------     -----------
       Total real estate property level expenses and taxes         26,443,343        13,496,551       3,370,497
                                                               --------------      ------------     -----------
                                   Real estate income, net         54,565,860        30,845,791       7,580,686
 Interest ..................................................       15,588,829        12,079,600       5,570,907
 Dividends .................................................        8,354,899         4,406,679         456,579
                                                               --------------      ------------     -----------
                                              TOTAL INCOME         78,509,588        47,332,070      13,608,172
                                                               --------------      ------------     -----------
Expenses--Note 3:
 Investment advisory charges ...............................        2,999,113         1,647,689         642,042
 Administrative and distribution charges ...................        2,498,376         1,368,501         437,894
 Mortality and expense risk charges ........................          675,450           400,925          70,535
 Liquidity guarantee charges ...............................          101,655           109,430           5,325
                                                               --------------      ------------     -----------
                                            TOTAL EXPENSES          6,274,594         3,526,545       1,155,796
                                                               --------------      ------------     -----------
                                    INVESTMENT INCOME, NET         72,234,994        43,805,525      12,452,376
                                                               --------------      ------------     -----------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS
Net realized gain (loss) on marketable securities ..........       (5,258,000)        1,076,725         141,439
                                                               --------------      ------------     -----------
Net change in unrealized appreciation on:
  Real estate properties ...................................       33,221,281        10,234,316         953,760
  Marketable securities ....................................      (20,098,622)        6,836,012       2,235,340
                                                               --------------      ------------     -----------
      Net change in unrealized appreciation on investments         13,122,659        17,070,328       3,189,100
                                                               --------------      ------------     -----------
                               NET REALIZED AND UNREALIZED
                                       GAIN ON INVESTMENTS          7,864,659        18,147,053       3,330,539
                                                               --------------      ------------     -----------
                 NET INCREASE IN NET ASSETS RESULTING FROM
                       OPERATIONS BEFORE MINORITY INTEREST         80,099,653        61,952,578      15,782,915
Minority interest in net increase in net assets
  resulting from operations ................................       (3,487,991)       (1,881,178)             --
                                                               --------------      ------------     -----------
                                NET INCREASE IN NET ASSETS
                                 RESULTING FROM OPERATIONS      $  76,611,662      $ 60,071,400     $15,782,915
                                                               ==============      ============     ===========

                See notes to consolidated financial statements.

                            TIAA REAL ESTATE ACCOUNT
                CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

                                                                          Years Ended December 31,
                                                            -----------------------------------------------------
                                                                  1998             1997             1996
                                                            ----------------     ------------      -----------
FROM OPERATIONS
 Investment income, net ...................................   $   72,234,994    $  43,805,525     $ 12,452,376
 Net realized gain (loss) on marketable securities ........       (5,258,000)       1,076,725          141,439
 Net change in unrealized appreciation on investments .....       13,122,659       17,070,328        3,189,100
 Minority interest in net increase in net assets
   resulting from operations ..............................       (3,487,991)      (1,881,178)              --
                                                            ----------------    -------------     ------------
                               NET INCREASE IN NET ASSETS
                                RESULTING FROM OPERATIONS         76,611,662       60,071,400       15,782,915
                                                            ----------------    -------------     ------------
 Premiums .................................................       91,248,578       52,344,830        9,665,306
 TIAA seed money withdrawn--Note 1 ........................      (76,666,109)     (37,915,190)      (7,294,134)
 Net participant transfers from TIAA--General Account .....       26,568,616       43,681,385       19,203,309
 Net participant transfers from CREF Accounts .............      310,999,448      307,493,199      213,306,573
 Annuity and other periodic payments ......................       (3,209,761)      (1,499,054)        (336,103)
 Withdrawals ..............................................      (14,195,234)      (7,696,711)        (864,480)
 Death benefits ...........................................         (809,028)        (356,197)         (26,678)
                                                            ----------------    -------------     ------------
                     NET INCREASE IN NET ASSETS RESULTING
                            FROM PARTICIPANT TRANSACTIONS        333,936,510      356,052,262      233,653,793
                                                            ----------------    -------------     ------------
                               NET INCREASE IN NET ASSETS        410,548,172      416,123,662      249,436,708
NET ASSETS
 Beginning of year ........................................      785,818,715      369,695,053      120,258,345
                                                            ----------------    -------------     ------------
 End of year ..............................................   $1,196,366,887    $ 785,818,715     $369,695,053
                                                            ================    =============     ============

                See notes to consolidated financial statements.

                            TIAA REAL ESTATE ACCOUNT
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                           Years Ended December 31,
                                                            ------------------------------------------------------
                                                                  1998              1997              1996
                                                            ---------------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net increase in net assets resulting from operations .....  $   76,611,662    $   60,071,400    $   15,782,915
 Adjustments to reconcile net increse in net assets
   resulting from operations to net cash used in
   operating activities:
  Increase in investments .................................    (409,958,664)     (433,355,406)     (249,948,493)
  Decrease (increase) in receivable from
    securities transactions ...............................              --        47,480,000       (24,330,000)
  Increase in other assets ................................      (3,719,197)       (7,087,554)       (5,331,140)
  Increase (decrease) in payable
    for securities transactions ...........................         (10,463)      (51,344,156)       28,566,584
  Increase in accrued real estate property
    level expenses and taxes ..............................       1,088,936         5,021,258         5,191,294
  Increase in security deposits held ......................         584,465         1,305,958                --
  Increase in minority interest ...........................       1,631,496        18,282,096                --
                                                            ---------------    --------------    --------------
                                         NET CASH USED IN
                                     OPERATING ACTIVITIES      (333,771,765)     (359,626,404)     (230,068,840)
                                                            ---------------    --------------    --------------
CASH FLOWS FROM PARTICIPANT TRANSACTIONS
 Premiums .................................................      91,248,578        52,344,830         9,665,306
 TIAA seed money withdrawn--Note 1 ........................     (76,666,109)      (37,915,190)       (7,294,134)
 Net participant transfers from TIAA--General Account .....      26,568,616        43,681,385        19,203,309
 Net participant transfers from CREF Accounts .............     310,999,448       307,493,199       213,306,573
 Annuity and other periodic payments ......................      (3,209,761)       (1,499,054)         (336,103)
 Withdrawals ..............................................     (14,195,234)       (7,696,711)         (864,480)
 Death benefits ...........................................        (809,028)         (356,197)          (26,678)
                                                            ---------------    --------------    --------------
                                     NET CASH PROVIDED BY
                                 PARTICIPANT TRANSACTIONS       333,936,510       356,052,262       233,653,793
                                                            ---------------    --------------    --------------
                          NET INCREASE (DECREASE) IN CASH           164,745        (3,574,142)        3,584,953
CASH
 Beginning of year ........................................         407,598         3,981,740           396,787
                                                            ---------------    --------------    --------------
 End of year ..............................................  $      572,343    $      407,598    $    3,981,740
                                                            ===============    ==============    ==============

                See notes to consolidated financial statements.

                            TIAA REAL ESTATE ACCOUNT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Organization

The TIAA Real Estate Account ("Account") is a segregated investment account of Teachers Insurance and Annuity Association of America ("TIAA") and was established by resolution of TIAA's Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. Teachers REA, LLC, a wholly-owned subsidiary of the Account, began operations in July 1996 and holds one property in Virginia. Light Street Partners, L.P. ("Light Street"), a partnership in which the Account holds a 90% interest, began operations in March 1997 and holds eight office buildings throughout the United States. Teachers REA II, Inc., a wholly-owned subsidiary of the Account, began operations in October 1997 and holds one property in Pennsylvania. Teachers REA III, LLC, a wholly-owned subsidiary of the Account, began operations in July 1998 and holds one property in Florida.

The Account commenced operations on July 3, 1995 with a $100,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units in the Account and such Units share in the prorata investment experience of the Account and are subject to the same valuation procedures and expense deductions as all other Accumulation Units of the Account. The initial registration statement of the Account filed by TIAA with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 became effective on October 2, 1995. The Account began to offer Accumulation Units and Annuity Units to participants other than TIAA on October 2, and November 1, 1995, respectively. In August 1996, the Account's net assets first reached $200 million and, as required under a five year repayment schedule approved by the New York State Insurance Department ("NYID"), TIAA began to redeem its seed money Accumulation Units in monthly installments of 16,667 Units beginning in September 1996. Since the Account's assets have been growing rapidly, TIAA in October 1997, with NYID approval, modified the seed money redemption schedule by increasing the monthly redemption of Units at a level equal to the value of 25% of the Account's net asset growth for the prior month, with no fewer than 16,667 Units and no more than 100,000 Units to be redeemed each month. These withdrawals were made at prevailing daily net asset values and are reflected in the accompanying consolidated financial statements. At December 31, 1997, TIAA retained 610,864 Accumulation Units, with a total value of $74,706,529. At December 31, 1998, all of TIAA's Accumulation Units have been withdrawn.

The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and to make benefit payments.

                           TIAA REAL ESTATE ACCOUNT

Note 1--Organization (Continued)

TIAA employees, under the direction of TIAA's Board of Trustees and its Investment Committee, manage the investment of the Account's assets pursuant to investment management procedures adopted by TIAA for the Account. TIAA's investment management decisions for the Account are also subject to review by the Account's independent fiduciary, Institutional Property Consultants, Inc. TIAA also provides all portfolio accounting and related services for the Account. TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a subsidiary of TIAA, which is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc., provides administrative and distribution services pursuant to a Distribution and Administrative Services Agreement with the Account.

Note 2--Significant Accounting Policies

The preparation of financial statements may require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income, expenses and related disclosures. Actual results may differ from those estimates. The following is a summary of the significant accounting policies followed by the Account, which are in conformity with generally accepted accounting principles.

Basis of Presentation: The accompanying consolidated financial statements include the Account, Teachers REA, LLC, Teachers REA II, Inc. and Teachers REA III, LLC, its wholly-owned subsidiaries, and Light Street, in which the Account holds a 90% interest. The 10% minority interest in Light Street is reflected separately in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgement because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. The independent fiduciary must approve all independent appraisers used by the Account. The independent fiduciary can also require additional appraisals if it believes that a property's value has changed materially or otherwise to assure that the Account is valued correctly. TIAA's appraisal staff performs a valuation review of each real estate property on a quarterly basis and updates the property value

                           TIAA REAL ESTATE ACCOUNT

Note 2--Significant Accounting Policies (Continued)

if it believes that the value of the property has changed since the previous valuation review or appraisal. The independent fiduciary reviews and approves any such valuation adjustments which exceed certain prescribed limits. TIAA continues to use the revised value to calculate the Account's net asset value until the next valuation review or appraisal.

Valuation of Marketable Securities: Equity securities listed or traded on any United States national securities exchange are valued at the last sales price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Short-term money market instruments are stated at market value. Portfolio securities for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole.

Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined. Realized gains and losses on real estate transactions are accounted for under the specific identification method.

Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and, for short-term money market instruments, includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date. Realized gains and losses on securities transactions are accounted for on the average cost basis.

Federal Income Taxes: Based on provisions of the Internal Revenue Code, no federal income taxes are attributable to the net investment experience of the Account.

                           TIAA REAL ESTATE ACCOUNT

Note 3--Management Agreements

Under established management agreements, various services necessary for the operation of the Account are provided, at cost, by TIAA and Services. TIAA provides investment management services for the Account while distribution and administrative services are provided by Services in accordance with a Distribution and Administrative Services Agreement between the Account and Services. An affiliate of the minority partner in Light Street provides certain management services for the properties owned by Light Street. The charges for such services, for the year ended December 31, 1998 amounted to $855,810 ($507,829 in 1997) for investment advisory expenses and $102,953 ($0 for 1997) for administrative expenses which are recorded accordingly in the accompanying consolidated statement of operations. TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account's cash flows and liquid investments are insufficient to fund such requests. TIAA also receives a fee for assuming certain mortality and expense risks.

Fee payments are made from the Account on a daily basis to TIAA and Services according to formulas established each year with the objective of keeping the fees as close as possible to the Account's actual expenses. Any differences between actual expenses and daily charges are adjusted quarterly.

Note 4--Real Estate Properties

Had the Account's real estate properties which were purchased during the year ended December 31, 1998 been acquired at the beginning of the period (January 1, 1998), rental income and real estate property level expenses and taxes for the year ended December 31, 1998 would have increased by approximately $14,134,000 and $4,182,000 respectively. In addition, interest income for the year ended December 31, 1998 would have decreased by approximately $10,059,000. Accordingly, the total proforma effect on the Account's net investment income for the year ended December 31, 1998 would have been a decrease of approximately $107,000, if the real estate properties acquired during the year ended December 31, 1998 had been acquired at the beginning of the period. Several of these properties had little or no rental activity prior to purchase by the Account because they were newly or recently constructed. In such cases, there was little or no net real estate income to offset the proforma decline in interest income, resulting in a net decrease in net investment income from this calculation. This decrease is not indicative of expected future results because all of these properties were substantially rented at the time of purchase.

                           TIAA REAL ESTATE ACCOUNT

Note 5--Leases

The Account's real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2021. Aggregate minimum annual rentals for the properties owned, excluding short-term residential leases, are as follows:

  Years Ending
  December 31
  -----------
  1999            $ 52,909,000
  2000              50,213,000
  2001              44,308,000
  2002              40,265,000
  2003              32,737,000
  Thereafter       113,865,000
                  ------------
  Total           $334,297,000
                  ============

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

                           TIAA REAL ESTATE ACCOUNT

Note 6--Condensed Consolidated Financial Information

Selected condensed consolidated financial information for an Accumulation Unit of the Account is presented below.

                                                                    For the Years Ended
                                                                       December 31,                     July 3, 1995
                                                        -------------------------------------------    (Commencement
                                                                                                      of Operations) to
                                                               1998          1997           1996    December 31, 1995 (1)
                                                        -----------          ----           ----    ---------------------
Per Accumulation Unit Data: ...........................
Rental income .........................................    $ 10.425      $  7.288       $  6.012           $  0.159
Real estate property level expenses and taxes .........       3.403         2.218          1.850              0.042
                                                           --------      --------       --------           ---------
                               Real estate income, net        7.022         5.070          4.162              0.117
Dividends and interest ................................       3.082         2.709          3.309              2.716
                                                           --------      --------       --------           ---------
                                          Total income       10.104         7.779          7.471              2.833
Expense charges (2) ...................................       0.808         0.580          0.635              0.298
                                                           --------      --------       --------           ---------
                                Investment income, net        9.296         7.199          6.836              2.535
Net realized and unrealized
  gain on investments .................................        .579         3.987          1.709              0.031
                                                           --------      --------       --------           ---------
Net increase in
  Accumulation Unit Value .............................       9.875        11.186          8.545              2.566
Accumulation Unit Value:
 Beginning of period ..................................     122.297       111.111        102.566            100.000
                                                           --------      --------       --------           ---------
 End of period ........................................    $132.172      $122.297       $111.111           $ 102.566
                                                           ========      ========       ========           =========
Total return ..........................................       8.07%        10.07%          8.33%               2.57%
Ratios to Average Net Assets:
 Expenses (2) .........................................       0.64%         0.58%          0.61%               0.30%
 Investment income, net ...............................       7.34%         7.25%          6.57%               2.51%
Portfolio turnover rate:
 Real estate properties ...............................          0%            0%             0%                  0%
 Securities ...........................................      24.54%         7.67%         15.04%                  0%
Thousands of Accumulation Units .......................
 outstanding at end of period .........................       8,834         6,313          3,296               1,172

(1) The percentages shown for this period are not annualized.

(2) Expense charges per Accumulation Unit and the Ratio of Expenses to Average Net Assets include the portion of expenses related to the 10% minority interest in Light Street and exclude real estate property level expenses and taxes. If the real estate property level expenses and taxes were included, the expense charge per Accumulation Unit for the year ended December 31, 1998 would be $4.211 ($2.798 and $2.485 for the years ended December 31, 1997 and 1996 respectively, and $0.340 for the period July 3, 1995 through December 31, 1995) and the Ratio of Expenses to Average Net Assets for the year ended December 31, 1998 would be 3.32% (2.82% and 2.39% for the years ended December 31, 1997 and 1996 respectively, and 0.34% for the period July 3, 1995 through December 31, 1995).

                           TIAA REAL ESTATE ACCOUNT

Note 7--Accumulation Units

Changes in the number of Accumulation Units outstanding were as follows:

                                                                For the Years Ended
                                                                   December 31,
                                                   ---------------------------------------------
                                                       1998           1997           1996
                                                   ----------        -------        -------
Accumulation Units:
  Credited for premiums ........................      511,462        448,822         89,841
 Credited for transfers, net disbursements and
   amounts applied to the Annuity Fund .........    2,009,434      2,568,407      2,033,447
 Outstanding:
   Beginning of year ...........................    6,313,015      3,295,786      1,172,498
                                                   ----------      ---------      ---------
  End of year ..................................    8,833,911      6,313,015      3,295,786
                                                   ==========      =========      =========

Note 8--Commitments

During the normal course of business, the Account enters into discussions and agreements to purchase or sell real estate properties. As of December 31, 1998, the Account had an outstanding commitment to purchase one real estate property totaling approximately $37.3 million, and an outstanding commitment to sell one real estate property totaling approximately $31.8 million. The sale transaction was closed in January, 1999.

                           TIAA REAL ESTATE ACCOUNT

                     CONSOLIDATED STATEMENT OF INVESTMENTS
                               December 31, 1998

REAL ESTATE PROPERTIES--67.71%

Location/Description                                                   Value
--------------------                                                   -----
Arizona:
 Southbank Building -- Office building .......................     $13,000,000
California:
 IDI California Portfolio -- Industrial building .............      35,668,791
 Ontario Industrial Property -- Industrial building ..........      24,433,584
 Metro Center Office Park -Office building ...................      30,056,741(2)
 Eastgate Distribution Center -- Industrial building .........      12,700,000
 Westcreek -- Apartments .....................................      14,554,494
Colorado:
 Araphoe Park East -- Industrial building ....................      11,500,000
 Lodge at Willow Creek -- Apartments .........................      28,500,000
 Monte Vista -- Apartments ...................................      19,500,000
Florida:
 Westinghouse -- Industrial building .........................       6,200,000
 Plantation Grove -- Shopping center .........................       7,200,000
 The Greens at Metrowest -- Apartments .......................      14,300,000
 Golfview -- Apartments ......................................      28,010,000
 Corporate Center at Sawgrass -- Office building .............      14,000,000
 Royal St. George -- Apartments ..............................      16,500,000
Georgia:
 Brixworth -- Apartments .....................................      16,800,000
Illinois:
 Woodcreek Business Park -- Industrial building ..............       6,800,000
 Glenpointe Business Park -- Industrial building .............      15,400,000
 Rockrun Business Park -- Industrial building ................       9,325,000
 Parkview Plaza -- Office building ...........................      52,106,591(2)
 Rolling Meadows -- Shopping center ..........................      12,650,000
 Columbia Center III -- Office building ......................      41,000,000
Kentucky:
 IDI Kentucky Portfolio -- Industrial building ...............      24,651,154
Iowa:
 Interstate Acres -- Industrial building .....................      14,369,742
Maryland:
 Saks Distribution Center -- Industrial building .............      29,900,000
 Fedex Distribution Facility -- Industrial building ..........       7,828,025
 Longview Executive Park -- Office building ..................      27,400,000(2)
Massachusetts:
 Two Newton Center -- Office building ........................      19,600,000(2)
Michigan:
 Indian Creek -- Apartments ..................................      17,003,388

Location/Description                                                       Value
--------------------                                                       -----
Minnesota:
 Interstate Crossing -- Industrial building ....................     $     6,361,020
 River Road Distribution Center -- Industrial building .........           4,200,000
New Jersey:
 371 Hoes Lane -- Office building ..............................          15,614,856
Nevada:
 UPS Distribution Facility -- Industrial building ..............          10,989,393
North Carolina:
 Lynwood Collection -- Shopping center .........................           7,500,000
 Millbrook Collection -- Shopping center .......................           7,300,000
Ohio:
 Northmark Business Center -- Office building ..................      12,632,603 (2)
 Bent Tree -- Apartments .......................................          14,412,235
Oregon:
 Five Centerpointe -- Office building ..........................      18,703,502 (2)
Pennsylvania:
 Lincoln Woods -- Apartments ...................................          22,700,000
Texas:
 Butterfield Industrial Park -- Industrial building ............      4,850,000 (1)
 The Crest at Shadow Mountain -- Apartments ....................           9,500,000
 The Legends at Chase Oaks -- Apartments .......................          29,200,000
Utah:
 USF&G Building -- Office building .............................      8,800,224 (2)
Virginia:
 Fairgate at Ballston -- Office building .......................      28,725,524 (2)
 River Oaks -- Shopping center .................................          12,600,000
Washington:
 The Bay Court at Harbour Pointe -- Apartments .................          35,164,373
                                                                     ---------------
 TOTAL REAL ESTATE PROPERTIES (Cost $775,801,883)...............         820,211,240
                                                                     ---------------

(1) Leasehold interest only.

(2) The full fair value of this property is reflected; however, the Account only has a 90% interest in the property. The minority partner in Light Street has the remaining 10% interest in the property.

MARKETABLE SECURITIES--32.29%

REAL ESTATE INVESTMENT TRUSTS--8.98%

   Shares    Issuer                                                            Value
  -------    ------                                                            -----
   89,900    AMB Property Corporation Series A ..........................     2,225,025
  200,000    Archstone Communities Tr (Series C) Pf .....................     5,100,000
   60,000    Avalon Bay Communities, Inc. ...............................     2,055,000
   30,000    Avalon Bay Communities, Inc. Pfd Series F ..................       759,375
  170,000    Bradley Real Estate, Inc. ..................................     3,485,000
  235,000    Brandywine Realty Trust ....................................     4,200,625
   80,000    Camden Property Trust ......................................     2,080,000
  200,000    Carramerica Realty Corporation, Pfd Series B ...............     4,500,000
   60,000    Centerpoint Properties Corp. ...............................     2,028,750
   95,000    Colonial Properties Trust ..................................     2,529,375
  260,000    Cornerstone Properties, Inc. ...............................     4,062,500
  125,000    Corporate Office Properties Trust, Inc. ....................       890,625
   90,000    Developers Diversified Realty ..............................     2,126,250
  140,000    Equity Office Properties Trust .............................     3,360,000
  200,000    Equity Office Properties Trust Pfd Series A ................     5,100,000
  130,000    Equity Residential Properties Trust ........................     5,256,875
  100,000    Equity Residential Properties Trust, Pfd Series G ..........     2,050,000
  100,000    Equity Residential Properties Trust, Pfd Series L ..........     2,206,250
   77,966    Excel Legacy Corporate .....................................       311,864
   25,000    Federal Realty Investment Trust Pfd ........................       598,438
  100,000    First Industrial Realty Trust, Inc. Pfd ....................     2,406,250
  100,000    Gables Residential Trust, Pfd Series A .....................     2,318,750
   80,000    Hospitality Properties Trust ...............................     1,930,000
   68,000    Lasalle Hotel Properties ...................................       705,500
   95,000    Macerich Company ...........................................     2,434,375
   69,559    New Plan Excel Realty Trust ................................     1,543,340
  100,000    Post Properties, Inc. ......................................     3,843,750
   19,900    Prologis Trust-Pfd Series A ................................       506,206
  130,000    Public Storage, Inc. .......................................     3,518,125
   20,000    Rouse Company ..............................................       550,000
  210,000    Simon Debartolo Group, Inc. ................................     5,985,000
  100,000    Spieker Properties, Inc. ...................................     3,462,500
   80,000    Starwood Hotels & Resorts Trust ............................     1,815,000
   85,000    Storage USA, Inc. ..........................................     2,746,563
  150,000    Taubman Centers, Inc .......................................     2,062,500
   35,000    Taubman Centers, Inc Pfd Series A ..........................       770,000
   40,000    Tower Realty Trust, Inc. ...................................       805,000
  132,000    Trinet Corporate Realty Trust, Inc. ........................     3,531,000
   26,000    Trinet Corporate Realty Trust, Inc., Pfd Series B ..........       611,000
  100,000    United Dominion Realty Trust, Inc ..........................     2,537,500
  106,000    Urban Shopping Centers, Inc. ...............................     3,471,500
   50,000    Vornado Realty Trust, Pfd Series A .........................     2,425,000
  135,000    Weeks Corp. ................................................     3,805,312
                                                                              ---------
TOTAL REAL ESTATE INVESTMENT TRUSTS (Cost $119,704,512)................     108,710,123
                                                                            -----------

CORPORATE BONDS--0.25%

   Principal    Issuer, Coupon and Maturity Date                     Value
  ----------    --------------------------------                     -----
  $3,000,000    International Paper
                 6.87% 06/17/99 ......................      $    3,021,660
                                                            --------------
TOTAL CORPORATE BONDS (Cost $3,040,800)...............           3,021,660
                                                            --------------

GOVERNMENT AGENCIES--13.97%

  10,546,000    Federal Home Loan Banks
                 5.00% 01/8/99 .......................          10,535,220
  73,420,000    Federal Home Loan Mortgage Corporation
                 4.25% 01/4/99 .......................          73,383,290
  22,555,000    Federal Home Loan Mortgage Corporation
                 5.01% 01/22/99 ......................          22,490,905
  36,000,000    Federal National Mortgage Association
                 5.05% 01/7/99 .......................          35,968,500
  26,945,000    Federal National Mortgage Association
                 5.00% 02/9/99 .......................          26,803,690
                                                            --------------
TOTAL GOVERNMENT AGENCIES (Amortized cost $169,187,575)        169,181,605
                                                            --------------

COMMERCIAL PAPER--9.09%

  15,900,000    Caterpillar Financial Service Corporation
                 5.45% 02/12/99 .........................       15,806,560
  15,000,000    Ciesco LP
                 5.15% 02/12/99 .........................       14,911,850
  20,000,000    Corporate Asset Funding Corporation, Inc.
                 5.35% 01/14/99 .........................       19,961,112
  17,000,000    General Electric Capital Corporation
                 5.32% 01/19/99 .........................       16,955,856
   8,335,000    Mccormick & Company Incorporated
                 5.12% 01/5/99 ..........................        8,329,096
   2,200,000    Park Avenue Receivables Corporation
                 5.45% 01/28/99 .........................        2,191,581
  13,455,000    Park Avenue Receivables Corporation
                 5.60% 01/15/99 .........................       13,427,417
  15,000,000    Penny Funding Corporation
                 5.15% 01/27/99 .........................       14,944,650
     600,000    SC Johnson & Son Incorporated
                 5.10% 01/22/99 .........................          598,196
   3,000,000    SC Johnson & Son Incorporated
                 5.23% 01/15/99 .........................        2,993,851
                                                            --------------
TOTAL COMMERCIAL PAPER (Amortized cost $110,108,202)...        110,120,169
                                                            --------------
TOTAL MARKETABLE SECURITIES (Cost $402,041,089)........        391,033,557
                                                            --------------
TOTAL INVESTMENTS--100.00% (Cost $1,177,842,972).......     $1,211,244,797
                                                            ==============

                See notes to consolidated financial statements.

                            TIAA REAL ESTATE ACCOUNT
                               PROFORMA CONDENSED
                 STATEMENT OF ASSETS AND LIABILITIES (Unaudited)

                                December 31, 1998



                                                                          Proforma
                                                   Historical            Adjustments             Proforma
                                               -----------------   ----------------------   -----------------
ASSETS
 Investments, at value:
  Real estate properties ...................   $  820,211,240       $ 90,004,733 (a)        $  910,215,973
  Marketable securities ....................      391,033,557        (90,004,733)(a)           301,028,824
 Cash ......................................          572,343                --                    572,343
 Other .....................................       17,786,291                --                 17,786,291
                                               --------------       ------------            --------------
                                TOTAL ASSETS    1,229,603,431                --              1,229,603,431
                                               --------------       ------------            --------------
LIABILITIES
 Accrued real estate property level expenses
  and taxes ................................       11,432,529                --                 11,432,529
 Security deposits held ....................        1,890,423                --                  1,890,423
                                               --------------       ------------            --------------
                           TOTAL LIABILITIES       13,322,952                --                 13,322,952
                                               --------------       ------------            --------------
MINORITY INTEREST                                  19,913,592                --                 19,913,592
                                               --------------       ------------            --------------
NET ASSETS
 Accumulation Fund .........................    1,167,591,317                --              1,167,591,317
 Annuity Fund ..............................       28,775,570                --                 28,775,570
                                               --------------       ------------            --------------
                            TOTAL NET ASSETS   $1,196,366,887                --             $1,196,366,887
                                               ==============       ============            ==============

             See notes to proforma condensed financial statements.

                            TIAA REAL ESTATE ACCOUNT
                               PROFORMA CONDENSED
                      STATEMENT OF OPERATIONS (Unaudited)

                      For the Year Ended December 31, 1998



                                                                               Proforma
                                                         Historical           Adjustments           Proforma
                                                       --------------   ----------------------  ---------------
INVESTMENT INCOME
Income
 Real estate income, net:
  Rental income ....................................    $ 81,009,203       $   28,236,511(b)    $109,245,714
                                                        ------------       --------------       ------------
  Real estate property level expenses and taxes:
   Operating expenses ..............................      17,339,706            6,661,836(b)      24,001,542
   Real estate taxes ...............................       9,103,637            3,728,464(b)      12,832,101
                                                        ------------       --------------       ------------
  Total real estate property level expenses and
   taxes ...........................................      26,443,343           10,390,300         36,833,643
                                                        ------------       --------------       ------------
 Real estate income, net ...........................      54,565,860           17,846,211         72,412,071
 Interest and dividends ............................      23,943,728          (16,234,910)(c)      7,708,818
                                                        ------------       --------------       ------------
TOTAL INCOME .......................................      78,509,588            1,611,301         80,120,889

EXPENSES ...........................................       6,274,594              329,000(d)       6,603,594
                                                        ------------       --------------       ------------
INVESTMENT INCOME, NET .............................      72,234,994            1,282,301         73,517,295

NET REALIZED AND UNREALIZED
   GAIN ON INVESTMENTS .............................       7,864,659                   --          7,864,659
                                                        ------------       --------------       ------------
NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS
  BEFORE MINORITY INTEREST .........................      80,099,653            1,282,301         81,381,954

MINORITY INTEREST ..................................      (3,487,991)                  --         (3,487,991)
                                                        ------------       --------------       ------------
NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS ........................    $ 76,611,662       $    1,282,301       $ 77,893,963
                                                        ============       ==============       ============

             See notes to proforma condensed financial statements.

                           TIAA REAL ESTATE ACCOUNT
                NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS

Note 1--Purpose and Assumptions

As required by the Securities and Exchange Commission under Regulation S-X
Article 11-01(5), these proforma condensed financial statements of the TIAA Real Estate Account ("Account") have been prepared because the Account has made significant purchases of real estate properties during the period January 1, 1998 through the date of this prospectus. Various assumptions have been made in order to prepare these proforma condensed financial statements. The proforma condensed statement of assets and liabilities has been prepared assuming real estate properties purchased during the period January 1, 1999 through the date of this prospectus were purchased as of December 31, 1998. The proforma condensed statement of operations has been prepared assuming all real estate properties purchased during the period January 1, 1998 through the date of this prospectus were purchased as of January 1, 1998.


Note 2--Proforma Adjustments
The following proforma adjustments were made in preparing the proforma condensed financial statements to reflect the purpose described in Note 1.


Proforma Condensed Statement of Assets and Liabilities:
(a) To record the cost of the properties purchased during the period January 1, 1999 through the date of this prospectus, assuming such properties were purchased as of December 31, 1998.


Proforma Condensed Statement of Operations:
(b) To record the rental income and real estate property level expenses of the real estate properties purchased during the period January 1, 1998 through the date of this prospectus, assuming such properties were owned for the period January 1, 1998 through December 31, 1998.

(c) To record the decrease in the interest and dividend income from having less cash to invest in marketable securities, assuming the real estate properties purchased during the period January 1, 1998 through the date of this prospectus had been purchased as of January 1, 1998.

(d) To record additional investment advisory charges which would have been incurred during 1998, assuming the real estate properties purchased during the period January 1, 1998 through the date of this prospectus had been purchased as of January 1, 1998.

                       [letterhead of Ernst & Young LLP]


                         REPORT OF INDEPENDENT AUDITORS


To the Board of Trustees of TIAA

We have audited the statement of revenues and certain expenses of the property ("The Colorado") as described in Note 2 for the year ended December 31, 1997. The financial statement is the responsibility of the The Colorado's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-1 of the TIAA Real Estate Account and is not intended to be a complete presentation of the The Colorado's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of The Colorado, as described in Note 2, for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                           /s/ Ernst & Young LLP


March 26, 1999

                                 The Colorado

                  Statement of Revenues and Certain Expenses

                         Year ended December 31, 1997


Revenues:
 Rental income .................................    $5,732,550
 Other income ..................................       155,611
 Interest income ...............................        32,440
                                                    ----------
Total revenues .................................     5,920,601
Certain expenses:
 Property operating and maintenance ............       979,498
 Real estate taxes .............................     1,342,944
 Management fees ...............................        85,004
 General and administrative ....................        87,578
                                                    ----------
Total expenses .................................     2,495,024
                                                    ----------
Revenues in excess of certain expenses .........    $3,425,577
                                                    ==========

See accompanying notes.

                                 The Colorado

              Notes to Statement of Revenues and Certain Expenses

                               December 31, 1997


1. Business

The accompanying statement of revenues and certain expenses relates to the operations of The Colorado (the "Property"). The Property was acquired in December 1998 by the TIAA Real Estate Account.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain expenses was prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by the TIAA Real Estate Account in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation, amortization and advisory fees.

Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Property is leased to tenants under operating leases. Rental revenue attributable to leases is recognized on a straight line basis over the term of the respective lease, which are generally one year.

3. Management Agreement

Management services for the Property are provided by Charles H. Greenthal and Company, Inc.

                       [letterhead of Ernst & Young LLP]


                        REPORT OF INDEPENDENT AUDITORS


To the Board of Trustees of TIAA

We have audited the statement of revenues and certain expenses of the property ("Bay Court at Harbour Pointe") as described in Note 2 for the year ended December 31, 1997. The financial statement is the responsibility of the Bay Court at Harbour Pointe's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-1 of the TIAA Real Estate Account and is not intended to be a complete presentation of the Bay Court at Harbour Pointe's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Bay Court at Harbour Pointe, as described in Note 2, for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                           /s/ Ernst & Young LLP



March 9, 1999

                           Bay Court at Harbour Pointe

                   Statement of Revenues and Certain Expenses

                          Year Ended December 31, 1997

Revenues:
 Rental income .................................    $3,692,509
 Other income ..................................       264,631
                                                    ----------
Total revenues .................................     3,957,140
                                                    ----------
Certain expenses:
 Property operating and maintenance ............       958,505
 Real estate taxes .............................       265,135
 Management fees ...............................       138,479
 General and administrative ....................       210,286
                                                    ----------
Total expenses .................................     1,572,405
                                                    ----------
Revenues in excess of certain expenses .........    $2,384,735
                                                    ==========

See accompanying notes.

                              Bay Court at Harbour Pointe

              Notes to Statement of Revenues and Certain Expenses

                                December 31, 1997

1. Business

The accompanying statement of revenues and certain expenses relates to the operations of Bay Court at Harbour Pointe (the "Property"). The Property was acquired in December 1998 by the TIAA Real Estate Account.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain expenses was prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by the TIAA Real Estate Account in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and amortization.

Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Property is leased to tenants under operating leases. Rental revenue attributable to leases is recognized on a straight line basis over the term of the respective lease, which are generally one year.

3. Management Agreement

Management services for the Property were provided by West RS, Inc.. Fees paid for such services are based on 3.5% of the annual Net Effective Revenue as defined in the Management Agreement.

                       [letterhead of Ernst & Young LLP]


                        REPORT OF INDEPENDENT AUDITORS


To the Board of Trustees of TIAA

We have audited the statement of revenues and certain expenses of the property ("Indian Creek Apartments") as described in Note 2 for the year ended December 31, 1997. The financial statement is the responsibility of the Indian Creek Apartments' management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-1 of the TIAA Real Estate Account and is not intended to be a complete presentation of the Indian Creek Apartments' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Indian Creek Apartments, as described in Note 2, for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                           /s/ Ernst & Young LLP



New York, New York
October 9, 1998

                             Indian Creek Apartments

                   Statement of Revenues and Certain Expenses

                          Year Ended December 31, 1997


Revenues:
 Rental income .................................    $1,937,984
 Other income ..................................        49,944
                                                    ----------
Total revenues .................................     1,987,928
                                                    ----------
Certain expenses:
 Property operating and maintenance ............       309,757
 Real estate taxes .............................       201,448
 Management fees ...............................        56,407
 General and administrative ....................       161,969
                                                    ----------
                                                       729,581
                                                    ----------
Revenues in excess of certain expenses .........    $1,258,347
                                                    ==========

See accompanying notes.

                             Indian Creek Apartments

              Notes to Statement of Revenues and Certain Expenses

                                December 31, 1997

1. Business

The accompanying statement of revenues and certain expenses relates to the operations of Indian Creek Apartments (the "Property"). The Property was acquired in October 1998 by the TIAA Real Estate Account.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain expenses was prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by the TIAA Real Estate Account in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and amortization.

Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Property is leased to tenants under operating leases. Rental revenue attributable to leases is recognized on a straight line basis over the term of the respective lease, which are generally one year.

3. Management Agreement

Management services for the Property were provided by Insignia Financial Group. Fees paid for such services are based on 2% of monthly rent and 1% of controllable profit as defined in the Management Agreement.

                       [letterhead of Ernst & Young LLP]


                        REPORT OF INDEPENDENT AUDITORS


To the Board of Trustees of TIAA

We have audited the statement of revenues and certain expenses of the property ("Bent Tree Apartments") as described in Note 2 for the year ended December 15, 1997. The financial statement is the responsibility of the Bent Tree Apartments' management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-1 of the TIAA Real Estate Account and is not intended to be a complete presentation of the Bay Court Apartments' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Bent Tree Apartments, as described in Note 2, for the year ended December 15, 1997, in conformity with generally accepted accounting principles.



                                                           /s/ Ernst & Young LLP

December 2, 1998

                              Bent Tree Apartments

                   Statement of Revenues and Certain Expenses

                          Year Ended December 15, 1997


Revenues:
 Rental income .................................    $1,781,237
 Other income ..................................       129,254
                                                    ----------
Total revenues .................................     1,910,491
                                                    ----------
Certain expenses:
 Property operating and maintenance ............       267,144
 Real estate taxes .............................       166,226
 Management fees ...............................        75,543
 General and administrative ....................       127,999
 Payroll .......................................       208,756
                                                    ----------
  Total expenses ...............................       845,668
                                                    ----------
Revenues in excess of certain expenses .........    $1,064,823
                                                    ==========

See accompanying notes.

                              Bent Tree Apartments

              Notes to Statement of Revenues and Certain Expenses

                                December 15, 1997

1. Business

The accompanying statement of revenues and certain expenses relates to the operations of Bent Tree Apartments (the "Property"). The Property was acquired in October 1998 by the TIAA Real Estate Account.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain expenses was prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by the TIAA Real Estate Account in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and amortization.

Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Property is leased to tenants under operating leases. Rental revenue attributable to leases is recognized on a straight line basis over the term of the respective lease, which are generally one year.

3. Management Agreement

Management services for the Property were provided by Michelson Realty Company. Fees paid for such services are generally based on 5% of monthly rent as defined in the Management Agreement.

             Teachers Insurance and Annuity Association of America
                    Condensed Unaudited Financial Statements
    (These condensed unaudited financial statements have been derived from audited financial statements which are available upon request)

                         TIAA Condensed Balance Sheets

                                                                        (in thousands)
                                                                         December 31,
                                                                -------------------------------
                                                                     1998             1997
-----------------------------------------------------------------------------------------------
ASSETS
 Bonds ......................................................   $ 69,067,549      $63,469,596
 Mortgages ..................................................     20,248,446       18,901,926
 Real Estate ................................................      6,099,403        6,434,359
 Stocks .....................................................      1,257,044          965,295
 Other long-term investments ................................      1,513,274        1,018,052
 Cash and short-term investments ............................        511,966          178,852
 Investment income due and accrued ..........................      1,181,140        1,230,046
 Separate Account assets ....................................      1,965,047        1,340,154
 Other assets ...............................................        372,369          257,038
                                                                ------------      -----------
                                                  TOTAL ASSETS  $102,216,238      $93,795,318
                                                                ------------      -----------
LIABILITIES
 Policy and contract reserves ...............................   $ 87,772,711      $81,149,016
 Dividends declared for the following year ..................      1,923,463        1,778,732
 Asset Valuation Reserve ....................................      2,454,123        2,338,643
 Interest Maintenance Reserve ...............................        936,641          781,272
 Separate Account liabilities ...............................      1,965,047        1,265,447
 Other liabilities ..........................................        841,044          705,633
                                                                ------------      -----------
                                             TOTAL LIABILITIES    95,893,029       88,018,743
                                                                ------------      -----------
CAPITAL AND CONTINGENCY RESERVES
 Capital ....................................................          2,500            2,500
                                                                ------------      -----------
 Contingency reserves:
  For group life insurance ..................................         11,013            9,846
  For investment losses, annuity and insurance mortality, and
    other risks .............................................      6,309,696        5,764,229
                                                                ------------      -----------
                                    TOTAL CONTINGENCY RESERVES     6,320,709        5,774,075
                                                                ------------      -----------
                        TOTAL CAPITAL AND CONTINGENCY RESERVES     6,323,209        5,776,575
                                                                ------------      -----------
           TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES  $102,216,238      $93,795,318
---------------------------------------------------------------------------------------------

             Teachers Insurance and Annuity Association of America TIAA Condensed Unaudited Statements of Operations and
                        Changes in Contingency Reserves

                                                                             (in thousands)
                                                                              December 31,
                                                                    --------------------------------
                                                                          1998             1997
----------------------------------------------------------------------------------------------------
OPERATIONS:
INCOME
 Insurance and annuity premiums and deposits ....................     $ 2,957,870      $ 2,844,792
 Transfers from CREF, net .......................................       1,274,152          686,373
 Annuity dividend additions .....................................       2,427,685        2,284,029
 Net investment income ..........................................       7,446,656        6,902,123
 Supplementary contract consideration ...........................         297,074          227,936
                                                                      -----------      -----------
                                                     TOTAL INCOME     $14,403,437      $12,945,253
                                                                      ===========      ===========
DISTRIBUTION OF INCOME
 Policy and contract benefits ...................................     $ 2,413,220      $ 2,138,424
 Dividends ......................................................       3,844,313        3,617,551
 Increase in policy and contract reserves .......................       6,636,704        5,234,590
 Operating expenses .............................................         327,085          272,584
 Transfers to Separate Accounts, net ............................         487,976          543,891
 Federal income taxes ...........................................         (11,854)          24,194
 Other, net .....................................................          (4,639)             307
 Increase in contingency reserves from operations ...............         710,632        1,113,712
                                                                      -----------      -----------
                                     TOTAL DISTRIBUTION OF INCOME     $14,403,437      $12,945,253
                                                                      ===========      ===========
CHANGES IN CONTINGENCY RESERVES:
 From operations ................................................     $   710,632      $ 1,113,712
 Net realized capital gain on investments .......................         394,727          249,412
 Net unrealized capital gain (loss) on investments ..............        (171,049)          (2,482)
 Transfer to the Interest Maintenance Reserve ...................        (264,997)        (136,512)
 Transfers from (to) the Asset Valuation Reserve:
  Required formula contribution .................................        (297,442)        (205,450)
  Net capital (gains) losses absorbed ...........................         181,961         (117,961)
  Adjustment down to maximum ....................................              --          119,690
 Increase in non-admitted assets other than investments .........         (17,829)           1,200
 Change in valuation basis of policy reserves ...................           8,671           (4,657)
 Other, net .....................................................           1,960            8,918
                                                                      -----------      -----------
                               NET CHANGE IN CONTINGENCY RESERVES         546,634        1,025,870
                        CONTINGENCY RESERVES AT BEGINNING OF YEAR       5,774,075        4,748,205
                                                                      -----------      -----------
                              CONTINGENCY RESERVES AT END OF YEAR     $ 6,320,709      $ 5,774,075
--------------------------------------------------------------------------------------------------

             Teachers Insurance and Annuity Association of America
                          Supplemental Information to
                   Condensed Unaudited Financial Statements

Valuation of Investments: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities, amortized cost is determined using actual and anticipated cash flows under the prospective method for interest-only securities and under the retrospective method for all other securities. Anticipated prepayments are based on life-to-date payment speeds, using historical cash flows and internal estimates. Mortgages are stated at amortized cost, and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Separate Account assets are generally stated at market value. Seed money investments in the TIAA-CREF Mutual Funds and in new accounts established by College Retirement Equities Fund (ACREF), a companion organization, are stated at market value. All investments are stated net of any permanent impairments, which are determined on an individual asset basis. Depreciation is generally computed over a 40 year period on the constant yield method for properties acquired prior to 1991, and on the straight-line method for properties acquired thereafter.

Additional Information:

                                                                   1998               1997
-----------------------------------------------------------------------------------------------
 As a percentage of total bond investments:
  Below investment grade bonds ...........................          6%                 5%
 As a percentage of total mortgage investments:
  Total mortgage investments in California ...............         17%                20%
  Total mortgage investments in office buildings .........         39%                40%
  Total mortgage investments in shopping centers .........         32%                31%
 As a percentage of total real estate investments:
  Two states with highest real estate investment .........   California 12%     California 11%
                                                               Florida 11%       Minnesota 11%
          TOTAL REAL ESTATE INVESTMENTS IN OFFICE BUILDINGS        64%                62%
----------------------------------------------------------------------------------------------

Derivative Positions: TIAA makes limited use of derivatives to reduce interest rate risks and foreign currency risks associated with certain investments. TIAA is exposed to the risk of default of the counterparties, although TIAA does not anticipate non-performance by such counterparties. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties. At December 31, 1998 and 1997, TIAA had outstanding foreign currency swap contracts with a total notional value of approximately $654,242,000 and $485,274,000, respectively, foreign currency forward contracts with a total notional value of approximately $179,820,000 and $2,274,000, respectively, interest rate swap contracts with a total notional value of approximately $451,366,000 and $267,755,000, respectively, and interest rate cap contracts with a total notional value of approximately $110,270,000 and $5,978,970,000, respectively. At December 31, 1998, TIAA had no swap options outstanding. At December 31, 1997, TIAA had swap options outstanding with a total notional value of $170,700,000.

Appendix A--Management of TIAA


The Trustees and principal executive officers of TIAA, and their principal occupations during the last five years, are as follows:

Trustees

David Alexander, 66.
President Emeritus, Pomona College. Formerly, President, Pomona College and American Secretary, Rhodes Scholarship Trust.

Marcus Alexis, 67.
Board of Trustees Professor of Economics and Professor of Management and Strategy, J.L. Kellogg Graduate School of Management, Northwestern University.

Willard T. Carleton, 64.
Karl L. Eller Professor of Finance, College of Business and Public Administration, University of Arizona.

Robert C. Clark, 55.
Dean and Royall Professor of Law, Harvard Law School, Harvard University.

Estelle A. Fishbein, 64.
Vice President and General Counsel, The Johns Hopkins University.

Frederick R. Ford, 62.
Executive Vice President and Treasurer Emeritus, Purdue University. Formerly, Treasurer, Purdue University.

Martin J. Gruber, 61.
Nomura Professor of Finance, New York University Stern School of Business. Formerly, Chairman, Department of Finance, New York University Stern School of Business.

Ruth Simms Hamilton, 61.
Professor, Department of Sociology, and Director, African Diaspora Research Project, Michigan State University.

Dorothy Ann Kelly, O.S.U., 69.
Chancellor, College of New Rochelle. Formerly, President, College of New
Rochelle.

Robert M. O'Neil, 64.
Professor of Law, University of Virginia and Director, The Thomas Jefferson Center for the Protection of Free Expression.

Leonard S. Simon, 62.
Vice Chairman, Charter One Financial Inc. Formerly, Chairman, President and Chief Executive Officer, RCSB Financial, Inc. and Chairman and Chief Executive Officer, The Rochester Community Savings Bank.

Ronald L. Thompson, 49.
Chairman and Chief Executive Officer, Midwest Stamping Co. Formerly, Chairman and President, The GR Group.

Paul R. Tregurtha, 63.
Chairman, Chief Executive, and Director, Mormac Marine Group, Inc.; Vice Chairman and Director, The Interlake Steamship Company; Chairman and Director, Moran Transportation Company and Meridian Aggregates, L.P.; Vice Chairman, Lakes Shipping Company.

William H. Waltrip, 61.
Chairman, Technology Solutions Company. Formerly, Chairman and Chief Executive Officer, Bausch & Lomb Inc., and Chairman and Chief Executive Officer, Biggers Brothers, Inc.

Rosalie J. Wolf, 57.
Treasurer and Chief Investment Officer, The Rockefeller Foundation. Formerly, Executive Vice President, Sithe Energies, Inc., and Managing Director--Merchant Banking, Bankers Trust Company.


Officer-Trustees

John H. Biggs, 62.
Chairman, President and Chief Executive Officer, TIAA and CREF.

Martin L. Leibowitz, 62.
Vice Chairman and Chief Investment Officer, TIAA and CREF, since November 1995. Executive Vice President, TIAA and CREF, from June 1995 to November 1995. Formerly, Managing Director, Director of Research and member of the Executive Committee, Salomon Brothers Inc.


Other Officers

Richard J. Adamski, 56.
Vice President and Treasurer, TIAA and CREF.

Richard L. Gibbs, 51.
Executive Vice President, Finance and Planning, TIAA and CREF.

E. Laverne Jones, 49
Vice President and Corporate Secretary, TIAA and CREF.

Appendix B--Glossary


Accumulation: The total value of your accumulation units in the Real Estate Account.

Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account's accumulation unit value changes daily.

Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.

Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

Business Day: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. eastern time, or when trading closes on the NYSE, if earlier.

Calendar Day: Any day of the year. Calendar days end at the same time as business days.

Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

Eligible Institution: A public or private institution in the United States that is nonproprietary and nonprofit, and whose main purpose is to offer instruction, conduct research, or serve and support education or research, or perform ancillary functions for such institutions.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

General Account: All of TIAA's assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month

Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA's other income, gains or losses.

Valuation Day: Any day the NYSE is open for trading, as well as the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren't business days will end at 4 p.m. eastern time.

Valuation Period: The time from the end of one valuation day to the end of the next.

How To Reach Us


Our Address

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, NY 10017-3206

Send all notices, forms, requests, or payments to this address only.


Internet

www.tiaa-cref.org
24 hours a day/seven days a week

Obtain general information (including Real Estate Account performance) about TIAA-CREF; use Inter/ACT to view personal account information, reallocate premiums and transfer funds among TIAA and CREF investment options, or to ask us questions.


Automated Telephone Service

800 842-2252
24 hours a day/seven days a week

Change your allocation; transfer accumulations; get your accumulation unit values; get TIAA and CREF performance (provided you've received a Real Estate Account prospectus); confirm last premium paid.


Telephone Counseling Center

800 842-2776
8 a.m. to 11 p.m. ET Monday-Friday


Speak to a consultant about retirement savings and planning; quarterly and annuity benefits reports; receiving annuity payments and annuity income options; tax reports.


IRA Enrollment Hotline

800 842-2888

Speak with a service agent about our IRA products.


We can suspend or terminate your ability to transact by telephone or over the Internet at any time, for any reason.





REPROS-599               [recycle logo] Printed on recycled paper

                                    PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.


         SEC Registration Fees                       $1,515,152*
         Costs of printing and engraving             $  500,000*
         Legal fees                                  $   10,000*
         Accounting fees                             $   10,000*
                                                     ----------
               TOTAL                                 $1,565,152*


-----------------
* - Approximate

Item 14.  Indemnification of Directors and Officers.

     Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA's bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA's request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney's fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

         None.

Item 16.  Exhibits and Financial Statement Schedules.


(a)      Exhibits

         (1) Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc. (as amended)*

         (3)  (A) Charter of TIAA (as amended)*
              (B) Bylaws of TIAA (as amended)**

         (4) (A) Forms of RA, GRA, GSRA, SRA, and IRA Real Estate Account Contract Endorsements*
              (B) Forms of Income-Paying Contracts*

         (5)  Opinion and Consent of Charles H. Stamm, Esquire

         (10) (A) Independent Fiduciary Agreement by and among TIAA, the Registrant, and Institutional Property Consultants, Inc. (as amended)***

              (B) Custodial Services Agreement by and between TIAA and
                  Morgan Guaranty Trust Company of New York with respect to the Real Estate Account*

         (23) (A) Opinion and Consent of Charles H. Stamm, Esquire (filed as Exhibit 5)
              (B) Consent of Sutherland Asbill & Brennan LLP
              (C) Consent of Ernst & Young LLP

         (27)  Financial Data Schedule of the Account's
               Financial Statements for the year ended December 31, 1998


-----------------
* - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account's previous Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

** - Previously filed and incorporated herein by reference to the Account's Form 10-Q Quarterly Report for the period ended September 30, 1997, filed November 13, 1997 (File No. 33-92990).

*** - Previously filed and incorporated herein by reference to Pre-Effective Amendment No. 1 to the Account's registration statement on Form S-1, filed April 29, 1997 (File No. 333-22809)

(b)    Financial Statement Schedules

         Schedule III -- Real Estate Owned

         All other Schedules have been omitted because they are not required under the related instructions or are inapplicable.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide the full financial statements of TIAA promptly upon written or oral request.

         Following are the full audited financial statements of TIAA.

[TIAA LOGO]
                               CHAIRMAN'S LETTER


To the Policyholders of
 Teachers Insurance and Annuity
 Association of America:

We are pleased to provide you with the accompanying audited statutory-basis financial statements of Teachers Insurance and Annuity Association of America ("TIAA") for the year-ended December 31, 1998. We continue to manage TIAA in a prudent manner with the goal of maximizing our long-term performance within reasonable risk parameters for the long-term benefit of our policyholders. As you review these statements, it is also important to note that TIAA continues to maintain the highest possible financial strength ratings from each of the four nationally recognized independent rating organizations.

The report of management responsibility, on the following page, demonstrates our ongoing commitment to conduct TIAA's activities in a well-controlled management environment. Additionally, the accompanying audit report indicates an unqualified opinion regarding TIAA's statutory-basis financial statements from the independent auditing firm of Ernst & Young LLP. These statements have been prepared consistently in accordance with statutory accounting practices, a comprehensive basis of accounting comprised of accounting practices prescribed or permitted by the New York State Insurance Department ("Department").

There is also a reference in the auditors' report to generally accepted accounting principles ("GAAP"); this reference to GAAP is required by the auditors' professional standards. GAAP is an overall accounting methodology that, while similar in many respects to statutory accounting practices, is a separate basis of accounting. Statutory accounting is generally more conservative than GAAP, and these statutory-basis financial statements are not intended to be in conformity with GAAP.

Statutory accounting is the only basis of accounting recognized by the Department for regulatory purposes, and it is the only basis of accounting used by the Department in measuring the financial condition and results of operations of an insurance company. It is also the basis for determining insurance company solvency under the New York Insurance Law. While we could prepare a separate set of GAAP financial statements, there is no legal requirement for us to do so. Additionally, TIAA does not believe at this time that it would be a worthwhile expenditure to maintain another separate set of financial records, particularly since it would provide little added value for our policyholders. Accordingly, we believe that it is prudent for us to continue to manage and report on the operations of TIAA under the conservative statutory accounting methodology that we have always utilized.

                                                        /s/ John H. Biggs
                                                 ------------------------------
                                                     Chairman, President and
                                                     Chief Executive Officer

    [TIAA LOGO]        REPORT OF MANAGEMENT RESPONSIBILITY

To the Policyholders of
Teachers Insurance and Annuity
Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of management. They have been prepared on the basis of statutory accounting practices, a comprehensive basis of accounting comprised of accounting practices prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting practices.

TIAA has established and maintains a strong system of internal control designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal control and operations of TIAA, and the internal Auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.

The accompanying statutory-basis financial statements of TIAA have been audited by the independent auditing firm of Ernst & Young LLP. The independent auditors' report, which appears on the following page, expresses an independent opinion on the fairness of presentation of these statutory financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, nonmanagement trustees, meets regularly with management, representatives of Ernst & Young LLP and internal auditing personnel to review matters relating to financial reporting, internal control and auditing. In addition to the annual audit of the TIAA financial statements, the New York State Insurance Department and other state insurance departments regularly examine the financial statements of TIAA as part of their periodic corporate examinations.

                                                       /s/ John H. Biggs
                                                 ------------------------------
                                                      Chairman, President and
                                                      Chief Executive Officer

                                                       /s/ Richard L. Gibbs
                                                 ------------------------------
                                                  Executive Vice President and
                                                  Principal Accounting Officer

[letterhead of ERNST & YOUNG LLP]

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of
     Teachers Insurance and Annuity
     Association of America:

We have audited the accompanying statutory-basis balance sheets of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 1998 and 1997, and the related statutory-basis statements of operations, changes in contingency reserves, and cash flows for the years then ended. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audits. TIAA's financial statements for the year ended December 31, 1996 were audited by other auditors whose report, dated March 11, 1997, expressed an adverse opinion as to their conformity with generally accepted accounting principles, because the financial statements were presented in accordance with statutory accounting practices prescribed or permitted by the New York State Insurance Department, and an unqualified opinion as to their conformity with such statutory accounting practices.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, TIAA prepares its financial statements in conformity with statutory accounting practices, which practices differ from generally accepted accounting principles. The differences between such statutory accounting practices and generally accepted accounting principles and the effects on the accompanying financial statements are described in Note 2.

In our opinion, because of the effects of the matter described in the preceding paragraph, the 1998 and 1997 statutory-basis financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of TIAA at December 31, 1998 and 1997, or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the 1998 and 1997 statutory-basis financial statements referred to above present fairly, in all material respects, the financial position of TIAA at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department.

                                                           /s/ Ernst & Young LLP

March 10, 1999

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                        STATUTORY-BASIS BALANCE SHEETS

                            (amounts in thousands)

                                                                    December 31,
                                                          -----------------------------
                                                              1998             1997
                                                          ------------     -----------
ASSETS
Bonds .................................................    $ 69,067,549     $63,469,596
Mortgages .............................................      20,248,446      18,901,926
Real estate ...........................................       6,099,403       6,434,359
Stocks ................................................       1,257,044         965,295
Other long-term investments ...........................       1,513,274       1,018,052
Cash and short-term investments .......................         511,966         178,852
Investment income due and accrued .....................       1,181,140       1,230,046
Separate account assets ...............................       1,965,047       1,340,154
Other assets ..........................................         372,369         257,038
                                                          -------------    ------------
                                           Total Assets    $102,216,238     $93,795,318
                                                          =============    ============
LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves ..........................    $ 87,772,711     $81,149,016
Dividends declared for the following year .............       1,923,463       1,778,732
Asset Valuation Reserve ...............................       2,454,123       2,338,643
Interest Maintenance Reserve ..........................         936,641         781,272
Separate account liabilities ..........................       1,965,047       1,265,447
Other liabilities .....................................         841,044         705,633
                                                          -------------    ------------
                                      Total Liabilities      95,893,029      88,018,743
                                                          -------------    ------------
Capital: 2,500 shares of $1,000 par value common stock
 issued and outstanding ...............................           2,500           2,500
                                                          -------------    ------------
Contingency reserves:
For group life insurance ..............................          11,013           9,846
For investment losses, annuity and insurance mortality,
 and other risks ......................................       6,309,696       5,764,229
                                                          -------------    ------------
                             Total Contingency Reserves       6,320,709       5,774,075
                                                          -------------    ------------
                 Total Capital and Contingency Reserves       6,323,209       5,776,575
                                                          -------------    ------------
    TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES    $102,216,238     $93,795,318
                                                          =============    ============

               See notes to statutory-basis financial statements.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                   STATUTORY-BASIS STATEMENTS OF OPERATIONS

                            (amounts in thousands)

                                                                  For the Years Ended December 31,
                                                         ---------------------------------------------
                                                             1998              1997            1996
                                                         -----------       -----------     -----------
INCOME
Insurance and annuity premiums and deposits ..........     $ 2,957,870      $ 2,844,792     $ 2,781,827
Transfers from CREF, net .............................       1,274,152          686,373         366,920
Annuity dividend additions ...........................       2,427,685        2,284,029       2,131,890
Net investment income ................................       7,446,656        6,902,123       6,525,529
Supplementary contract considerations ................         297,074          227,936         203,770
                                                         -------------     ------------    ------------
                                          TOTAL INCOME     $14,403,437      $12,945,253     $12,009,936
                                                         =============     ============    ============
DISTRIBUTION OF INCOME
Policy and contract benefits .........................     $ 2,413,220      $ 2,138,424     $ 1,916,597
Dividends ............................................       3,844,313        3,617,551       3,399,581
Increase in policy and contract reserves .............       6,636,704        5,234,590       5,097,213
Operating expenses ...................................         327,085          272,584         249,000
Transfers to separate accounts, net ..................         487,976          543,891         395,686
Federal income taxes .................................         (11,854)          24,194          13,154
Other, net ...........................................          (4,639)             307           1,112
Increase in contingency reserves .....................         710,632        1,113,712         937,593
                                                         -------------     ------------    ------------
                          TOTAL DISTRIBUTION OF INCOME     $14,403,437      $12,945,253     $12,009,936
                                                         =============     ============    ============

              See notes to statutory-basis financial statements.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

         STATUTORY-BASIS STATEMENTS OF CHANGES IN CONTINGENCY RESERVES

                            (amounts in thousands)

                                                                          For the Years Ended December 31,
                                                                  ------------------------------------------
                                                                     1998            1997            1996
                                                                  ----------      ----------      ----------
CHANGES IN CONTINGENCY RESERVES
From operations ..............................................   $  710,632      $1,113,712      $  937,593
Net realized capital gains on investments ....................      394,727         249,412         163,950
Net unrealized capital gains (losses) on investments .........     (171,049)         (2,482)         30,452
Transfers to the Interest Maintenance Reserve ................     (264,997)       (136,512)       (167,086)
Transfers from (to) the Asset Valuation Reserve:
 Required formula contributions ..............................      (297,442)       (205,450)       (246,181)
 Net capital (gains) losses absorbed .........................       181,961        (117,961)        (27,872)
 Adjustment down to maximum ..................................        --             119,690          --
Decrease (increase) in non-admitted assets,
 other than investments. .....................................      (17,829)          1,200          (4,764)
Change in valuation basis of policy reserves .................        8,671          (4,657)         --
Other, net ...................................................        1,960           8,918           8,433
                                                                  -----------     -----------     -----------
                             NET CHANGE IN CONTINGENCY RESERVES       546,634       1,025,870         694,525
                      CONTINGENCY RESERVES AT BEGINNING OF YEAR     5,774,075       4,748,205       4,053,680
                                                                  -----------     -----------     -----------
                            CONTINGENCY RESERVES AT END OF YEAR    $6,320,709      $5,774,075      $4,748,205
                                                                  ===========     ===========     ===========

               See notes to statutory-basis financial statements.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                   STATUTORY-BASIS STATEMENTS OF CASH FLOWS

                            (amounts in thousands)

                                                                 For the Years Ended December 31,
                                                         --------------------------------------------
                                                             1998            1997             1996
                                                         -----------     -----------      -----------
CASH PROVIDED
By operating activities:
   Insurance and annuity premiums,
    deposits and considerations ......................    $ 3,254,238     $ 3,053,452      $ 2,973,899
   Transfers from CREF, net ..........................      1,274,152         686,373          366,920
   Annuity dividend additions ........................      2,427,685       2,284,029        2,131,890
   Investment income, net ............................      7,338,368       6,777,023        6,485,403
                                                         ------------    ------------     ------------
                                        Total Receipts     14,294,443      12,800,877       11,958,112
                                                         ------------    ------------     ------------
   Policy and contract benefits ......................      2,410,824       2,143,927        2,084,122
   Dividends .........................................      3,699,582       3,475,557        3,251,329
   Operating expenses ................................        311,460         269,041          247,251
   Federal income taxes ..............................            506          27,277           14,985
   Transfers to separate accounts, net ...............        486,945         543,933          396,239
   Separate account seed money redemptions ...........        (76,666)        (37,915)          (7,387)
   Other, net ........................................            494         (46,076)          48,215
                                                         ------------    ------------     ------------
                                   Total Disbursements      6,833,145       6,375,744        6,034,754
                                                         ------------    ------------     ------------
                 Cash Provided by Operating Activities      7,461,298       6,425,133        5,923,358
                                                         ------------    ------------     ------------
By investing activities:
   Sales and redemptions of bonds and stocks .........      9,781,071       4,716,915        4,480,206
   Repayment of mortgage principal ...................      2,129,896       3,773,723        3,481,965
   Sales of real estate ..............................        834,298       1,030,385          834,010
   Other, net ........................................        279,097         258,489          276,394
                                                         ------------    ------------     ------------
                 Cash Provided by Investing Activities     13,024,362       9,779,512        9,072,575
                                                         ------------    ------------     ------------
                                   TOTAL CASH PROVIDED     20,485,660      16,204,645       14,995,933
                                                         ------------    ------------     ------------
DISBURSEMENTS FOR NEW INVESTMENTS
Investments acquired:
   Bonds and stocks ..................................     15,298,648      12,711,227       11,577,235
   Mortgages .........................................      3,704,940       3,152,563        2,761,897
   Real estate .......................................        351,109         310,159          488,543
   Other, net ........................................        797,849         466,926          266,227
                                                         ------------    ------------     ------------
               TOTAL DISBURSEMENTS FOR NEW INVESTMENTS     20,152,546      16,640,875       15,093,902
                                                         ------------    ------------     ------------
                       INCREASE (DECREASE) IN CASH AND
                                SHORT-TERM INVESTMENTS        333,114        (436,230)         (97,969)
                       CASH AND SHORT-TERM INVESTMENTS
                                  AT BEGINNING OF YEAR        178,852         615,082          713,051
                                                         ------------    ------------     ------------
                       CASH AND SHORT-TERM INVESTMENTS
                                        AT END OF YEAR    $   511,966     $   178,852      $   615,082
                                                         ============    ============     ============

               See notes to statutory-basis financial statements.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

                               December 31, 1998

NOTE 1--ORGANIZATION

Teachers Insurance and Annuity Association of America ("TIAA") was established as a legal reserve life insurance company under the insurance laws of the State of New York in 1918. TIAA was formed by the Carnegie Foundation for the Advancement of Teaching for the express purpose of aiding and strengthening nonprofit educational and research organizations by providing retirement and insurance benefits for their faculties and other staff members, and by counseling these organizations and their employees on benefit plans and other measures of economic security. All of the outstanding common stock of TIAA is collectively held by the TIAA Board of Overseers, a nonprofit corporation created solely for the purpose of holding the stock of TIAA.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

TIAA's statutory-basis financial statements have been prepared on the basis of statutory accounting practices prescribed or permitted by the New York State Insurance Department ("Department"), a comprehensive basis of accounting that differs from generally accepted accounting principles ("GAAP"). (Refer to the separate sections, entitled "Permitted Statutory Accounting Practices" and "Generally Accepted Accounting Principles", within this note.)

The preparation of TIAA's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results could differ from those estimates. The following is a summary of the significant accounting policies consistently followed by TIAA.

Valuation of Investments: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities, amortized cost is determined using actual and anticipated cash flows under the prospective method for interest-only securities and under the retrospective method for all other securities. Anticipated prepayments are based on life-to-date prepayment speeds, using historical cash flows, and internal estimates. Mortgages are stated at amortized cost, and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Separate account assets are generally stated at market value. Seed money investments in the TIAA-CREF Mutual Funds and in new accounts established by College Retirement Equities Fund ("CREF"), a companion organization, are stated at market value. All investments are stated net of any permanent impairments, which are determined on an individual asset basis. Depreciation is generally computed over a 40 year period on the constant yield method for properties acquired prior to 1991, and on the straight-line method for properties acquired thereafter.

Accounting for Investments: Investment transactions are accounted for as of the date the investments are purchased or sold (trade date) for publicly traded common stocks and as of the date the investment transactions are settled (settlement date) for all other investments. Realized capital gains and losses on investment transactions are accounted for under the specific identification method.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions, and those due to translation adjustments, are not separately reported and are reflected in realized and unrealized capital gains and losses, respectively.

Securities Lending: TIAA has a securities lending program whereby it loans securities to qualified brokers in exchange for cash collateral, generally at least equal to 102% of the market value of the securities loaned. When securities are loaned, TIAA receives additional income on the collateral and continues to receive income on the securities loaned. The collateral liability is netted against the balance sheet caption, "Cash and short-term investments". TIAA may bear the risk of delay in recovery of, or loss of rights in, the securities loaned should a borrower of securities fail to return the securities in a timely manner.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES--(Continued)

Foreign Currency Swap Contracts: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Foreign currency swap contracts incorporate a series of swap transactions which result in the exchange of TIAA's fixed and variable foreign currency cash flows into fixed amounts of U.S. dollar cash flows. Foreign currency swap contracts are entered into directly with a counterparty and TIAA is exposed to the risk of default of such counterparty, although TIAA does not anticipate non-performance by any of its counterparties. The maximum potential loss from such risk is equal to the change in the value of the foreign currency swap during the term of the contract. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

Foreign Currency Forward Contracts: TIAA enters into foreign currency forward contracts to exchange fixed amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Forward contracts incorporate one swap transaction which results in the exchange of TIAA's fixed foreign currency cash flow into a fixed amount of U.S. dollar cash flow. A foreign exchange premium (discount) is recorded at the time the contract is opened, and it is calculated based on the difference between the forward exchange rate and the spot rate. TIAA amortizes the foreign exchange premium (discount) into investment income over the life of the forward contract, or at the settlement date if the forward contract is less than a year. TIAA is subject to counterparty credit risk upon entering into foreign currency forward contracts and monitors that risk, as discussed above for foreign currency swap contracts.

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows in connection with certain interest sensitive products. Payments received and payments made under interest rate swap contracts are reflected in net investment income. Interest rate swap contracts subject TIAA to credit risk should the counterparties not perform according to the terms of the contracts. However, the maximum potential loss from such credit risk is much smaller than the par value of the related notes, and TIAA does not anticipate non-performance by any of its counterparties. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

Swap Options: TIAA writes (sells) swap options on selected bonds to hedge against the effect of interest rate fluctuations as part of TIAA's asset and liability management program. Swap options give the holder the right, but not the obligation, to enter into an interest rate swap contract with TIAA where TIAA would pay a fixed interest rate and would receive a variable interest rate on a specified notional amount. When a swap option is written, the premium received is recorded as a liability. Because the swap options expire within one year of their inception date, the premium is recognized as investment income at the earlier of the exercise date or the expiration of the swap option. TIAA would be exposed to counterparty credit risk upon entering into an interest rate swap contract and monitors that risk, as discussed above.

Interest Rate Cap Contracts: TIAA purchases interest rate cap contracts to hedge against the risk of a rising interest rate environment as part of TIAA's asset and liability management program. Under the terms of the interest rate cap contracts, the selling entity makes payments to TIAA on a specified notional amount if an agreed-upon index exceeds a predetermined strike rate. Such payments received under interest rate cap contracts are recognized as investment income. When an interest rate cap contract is purchased, the premium paid is recorded as an asset, and the premium is amortized into investment expense from the date of purchase of the cap to the maturity of the hedged item or program. Upon expiration of the cap, any unamortized premium will be treated as a loss subject to the Interest Maintenance Reserve ("IMR"). TIAA would be subject to counterparty credit risk if the index exceeds the predetermined strike rate, causing a payment to be payable to TIAA. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES--(Continued)

Non-Admitted Assets: Certain investment balances and corresponding investment income due and accrued are designated as non-admitted assets by the Department, based on delinquencies, defaults, and other statutory criteria, and, cannot be included in life insurance company balance sheets filed with the Department. Such investment-related non-admitted assets totaled approximately $466,107,000 and $436,405,000 at December 31, 1998 and 1997, respectively. Income on bonds in default is not accrued and, therefore, is not included in the non-admitted totals. Certain non-investment assets, such as furniture and fixtures and various receivables, are also designated as non-admitted assets. Such non-admitted assets approximated $195,987,000 at December 31, 1998 and $178,158,000 at December 31, 1997. Changes in such non-admitted assets are charged or credited directly to contingency reserves.

Policy and Contract Reserves: TIAA offers a range of group and individual retirement annuities and group and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods permitted or approved by the Department. Reserves are stated at the present value of all future guaranteed benefits in accordance with standard actuarial formulas. The reserves established utilize assumptions for interest (at an average rate of approximately 3%), mortality and other risks insured. Such reserves establish a sufficient provision for all contractual benefits guaranteed under policy and contract provisions.

Dividends Declared for the Following Year: Dividends on insurance policies and pension annuity contracts in the payout phase are generally declared by the TIAA Board of Trustees ("Board") in November of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are generally declared by the Board in February of each year and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Asset Valuation Reserve: The Asset Valuation Reserve ("AVR"), which covers all invested asset classes, is an explicit liability reserve required by the National Association of Insurance Commissioners ("NAIC") and is intended to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate and other invested assets. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Formula calculations determine the required contribution amounts for each component, and insurance companies may also make voluntary contributions to any component; however, the resulting ending balance can not exceed the computed maximum reserve for that component. Any computed excess amounts are eliminated through transfers to other components or adjustments down to the maximum reserve amounts. Contributions and adjustments to the AVR are reported as transfers to or from contingency reserves.

Interest Maintenance Reserve: The Interest Maintenance Reserve ("IMR") is a liability reserve required by the NAIC which accumulates realized capital gains and losses resulting from interest rate fluctuations. Such capital gains and losses are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Contingency Reserves: By charter, TIAA operates without profit to the corporation or its sole shareholder, the TIAA Board of Overseers. As a result, all contingency reserves are held solely to provide benefits in accordance with TIAA's charter purpose.

Income and Expenses: Premiums, investment income and expenses are reported as earned/incurred.

Federal Income Taxes: TIAA is a nonprofit educational organization and, through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code ("Code"). Any non-pension related income, however, was subject to federal income taxation as unrelated business income. The federal income tax provisions included in the accompanying statements of operations are based on taxes actually paid or anticipated to be paid with the tax return filings. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company. Effective for 1998, TIAA will file a consolidated federal income tax return with its qualifying subsidiary affiliates. The tax sharing agreement will follow the current reimbursement method, whereby members of the consolidated group will generally be reimbursed for their losses on a pro-rata basis by other members of the group to the extent that they have taxable income, subject to limitations imposed under the Code. The approximate twelve million dollar federal income tax recoverable for 1998 that is reflected in the accompanying statement

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES--(Concluded)

of operations is the amount that is receivable from certain of TIAA's subsidiaries which generated taxable income, under such tax sharing agreement. TIAA has not yet prepared or filed its 1998 federal income tax return. In conjunction with this initial federal income tax return filing, TIAA currently expects to report a significant net tax loss for 1998, due primarily to required increases in policy and contract reserves computed for tax reporting purposes in accordance with the requirements of the Code. Such reserve increases will reverse over time, thereby increasing TIAA's taxable income in future years. Under the Code, any tax loss carryforwards will expire after twenty years, if not previously used.

Permitted Statutory Accounting Practices: Statutory accounting practices prescribed by the Department include accounting requirements contained in New York State Insurance Laws and Regulations as well as in NAIC publications. Permitted statutory accounting practices encompass all accounting practices which are allowed by the Department but which are not prescribed. The Department permits TIAA to follow certain reporting and disclosure conventions reflected in these statutory-basis financial statements.

Such reporting and disclosure conventions include the following: (i) classification of real estate subsidiaries and real estate limited partnerships in the "Real estate" caption in the accompanying balance sheets, (ii) the netting of securities lending collateral against the "Cash and short-term investments" caption in the accompanying balance sheets, (iii) the preceding federal income taxes disclosure, and (iv) the recognition of permanent impairments of individual assets.

Generally Accepted Accounting Principles: The Financial Accounting Standards Board ("FASB") requires that financial statements that are intended to be in conformity with GAAP should follow all applicable authoritative accounting pronouncements. As a result, TIAA cannot refer to financial statements prepared in accordance with statutory accounting practices as having been prepared in accordance with GAAP.

The differences between generally accepted accounting principles and statutory accounting practices would have a material effect on TIAA's financial statements, and the primary differences can be summarized as follows. Under
GAAP:

- The AVR is eliminated and valuation allowances are established as contra assets based on asset-specific analyses rather than the formula-based AVR being reflected as a liability reserve;

- The IMR is eliminated and realized gains and losses resulting from interest rate fluctuations are reported as a component of net income rather than being accumulated in and subsequently amortized out of the IMR;

- Dividends on insurance policies and annuity contracts are accrued as the necessary earnings emerge from operations rather than being accrued in the year when they are declared;

- The "non-admitted" asset designation is not utilized;

- Policy acquisition costs are deferred and amortized over the lives of the policies issued rather than being charged to operations as incurred;

- Policy and contract reserves are based on estimates of expected mortality and interest rather than being based on statutory mortality and interest requirements;

- Investments in wholly-owned subsidiaries are consolidated in the parent's financial statements rather than being carried at the parent's equity in the net assets of the subsidiaries;

- Long-term bond investments considered to be "available for sale" are carried at fair value rather than at amortized cost;

- Deferred tax assets and liabilities are determined based on the differences between the financial statement amounts and the tax bases of assets and liabilities rather than not being recognized.

Management believes that the effects of these differences would increase TIAA's total capital if GAAP were implemented.

Reclassifications: Certain amounts in the 1997 financial statements have been reclassified to conform with the 1998 presentation.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 3--INVESTMENTS

Securities Investments: At December 31, 1998 and 1997, the carrying values (balance sheet amounts) and estimated market values of long-term bond investments, and the gross unrealized gains and losses with respect to such market values, are shown below:

                                                                        Gross               Gross
                                                  Carrying           Unrealized          Unrealized            Estimated
                                                    Value               Gains              Losses            Market Value
                                             ------------------   ----------------   ------------------   ------------------
December 31, 1998
------------------------------------------
U.S. Treasury securities and
 obligations of U.S. government
 agencies and corporations ...............    $    23,269,573      $    8,137,457      $     (618,292)     $    30,788,738
Debt securities issued by foreign
 governments .............................      1,670,480,048         278,650,027         (13,102,912)       1,936,027,163
Corporate securities .....................     34,143,277,454       2,758,241,791         (90,974,189)      36,810,545,056
Mortgage-backed securities ...............     20,309,833,989       1,143,783,128         (62,707,409)      21,390,909,708
Asset-backed securities ..................     12,920,687,576         463,968,128        (210,450,588)      13,174,205,116
                                              ---------------      --------------      --------------      ---------------
                                              $69,067,548,640      $4,652,780,531      $ (377,853,390)     $73,342,475,781
                                              ===============      ==============      ==============      ===============
December 31, 1997
------------------------------------------
U.S. Treasury securities and
 obligations of U.S. government
 agencies and corporations ...............    $   765,179,973      $  187,633,872                          $   952,813,845
Debt securities issued by foreign
 governments .............................      1,591,333,014         258,518,816      $  (23,329,983)       1,826,521,847
Corporate securities .....................     31,671,902,704       2,564,486,392         (78,849,935)      34,157,539,161
Mortgage-backed securities ...............     19,667,177,051       1,069,124,042        (107,193,640)      20,629,107,453
Asset-backed securities ..................      9,774,003,292         350,882,825         (50,168,914)      10,074,717,203
                                              ---------------      --------------      --------------      ---------------
                                              $63,469,596,034      $4,430,645,947      $ (259,542,472)     $67,640,699,509
                                              ===============      ==============      ==============      ===============

At December 31, 1998 and 1997, approximately 94.5% and 94.6%, respectively, of the long-term bond portfolio was comprised of investment grade securities. At December 31, 1998, outstanding forward commitments for future long-term bond and equity investments approximated $3,106,923,000. Of this, $2,473,692,000 is scheduled for disbursement in 1999, $174,580,000 in 2000, $155,377,000 in 2001
and $303,274,000 in later years. The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers. Debt securities amounting to approximately $2,587,000 and $2,749,000 at December 31, 1998 and 1997, respectively, were on deposit with governmental authorities or trustees, as required by law.

The carrying values and estimated market values of long-term bond investments at December 31, 1998, by contractual maturity, are shown below:

                                                                                     Estimated
                                                              Carrying Value        Market Value
                                                            ------------------   -----------------
December 31, 1998
---------------------------------------------------------
Due in one year or less .................................    $   625,974,908      $   634,407,454
Due after one year through five years ...................      7,178,956,866        7,534,037,459
Due after five years through ten years ..................     11,242,906,773       11,898,171,146
Due after ten years .....................................     16,789,188,528       18,710,744,898
                                                             ---------------      ---------------
                   Subtotal ..............................    35,837,027,075       38,777,360,957
                                                             ---------------      ---------------
Mortgage-backed securities ..............................     20,309,833,989       21,390,909,708
Asset-backed securities .................................     12,920,687,576       13,174,205,116
                                                             ---------------      ---------------
                   Total .................................   $69,067,548,640      $73,342,475,781
                                                             ===============      ===============

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 3--INVESTMENTS--(Continued)

Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, although prepayment premiums may be applicable.

At December 31, 1998 and 1997, the carrying values of long-term bond investments were diversified by industry classification as follows:

                                                    1998         1997
                                                 ----------   ----------
Mortgage-backed securities ...................       29.4%        31.0%
Asset-backed securities ......................       18.7         15.4
Manufacturing ................................       11.6         11.9
Public utilities .............................        9.7         11.1
Finance and financial services ...............        9.2          9.0
Communications ...............................        3.8          3.8
Retail and wholesale trade ...................        3.7          3.8
Oil and gas ..................................        3.7          3.4
Government ...................................        3.1          4.3
Other ........................................        7.1          6.3
                                                    -----        -----
                  Total .......................     100.0%       100.0%
                                                    =====        =====

The approximate carrying values and market values of debt securities loaned, and the cash collateral received in connection therewith, were as follows:

                                Carrying Value       Market Value      Cash Collateral
                               ----------------   -----------------   ----------------
December 31, 1998 ..........    $1,687,699,000     $1,803,100,000      $1,844,563,000
December 31, 1997 ..........     1,634,267,000      1,742,556,000       1,790,560,000

At December 31, 1998 and 1997, TIAA had interest rate swap contracts outstanding with a total notional value of $451,366,000 and $267,755,000, respectively.

At December 31, 1998 and 1997, TIAA had foreign currency swap contracts outstanding with a total notional value of approximately $654,242,000 and $485,274,000, respectively. The unrealized gains (losses) on foreign currency swap contracts outstanding at year-end were approximately $(6,511,000), $25,864,000 and $1,367,000 at December 31, 1998, 1997 and 1996, respectively.

At December 31, 1998 and 1997, TIAA had foreign currency forward contracts outstanding with a total notional value of approximately $179,820,000 and $2,274,000, respectively, and the unamortized value of the premiums was approximately $621,000 and $29,000, respectively. The unrealized gains on the forward contracts outstanding at year-end were approximately $1,143,000 and $65,000 at December 31, 1998 and 1997, respectively.

At December 31, 1998, TIAA had no swap options outstanding. At December 31, 1997, TIAA had swap options outstanding with a total notional value of $170,700,000 and the unamortized value of the premiums was approximately $677,000. The interest rate swap contracts created from the exercise of swap options are reflected in the aggregate totals for the interest rate swap contracts disclosed in the related paragraph above.

At December 31, 1998 and 1997, TIAA had interest rate cap contracts outstanding with a total notional value of $110,270,000 and $5,978,970,000, respectively, and the unamortized value of the premiums was approximately $669,000 and $37,758,000, respectively.

Mortgage Loan and Real Estate Investments: TIAA makes mortgage loans, principally collateralized by commercial real estate, and direct investments in real estate. TIAA's mortgage underwriting standards generally result in first mortgage liens on completed income-producing properties for which the loan-to-value ratio at the time of closing generally ranges between 65% and 75%. TIAA employs a system to monitor the effects of current and expected market conditions and other factors on the collectability of mortgage loans and the realizability of real estate investments. This system is utilized to identify and quantify any permanent impairments in value. The range of coupon rates for mortgage loans issued during 1998 was from 6.00% to 8.45%. At December 31, 1998 and 1997, TIAA's mortgage portfolio included loans totaling approximately $308,570,000 and $341,662,000, respectively, which were collateralized by real estate with prior liens not held by TIAA.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 3--INVESTMENTS--(Continued)

At December 31, 1998 and 1997, the carrying values of mortgage loan investments were diversified by property type and geographic region as follows:

                                          1998         1997
                                       ----------   ----------
Property Type
-------------
Office building ....................       39.2%        40.0%
Shopping centers ...................       31.6         30.7
Mixed-use projects .................       11.1         10.2
Apartments .........................        6.6          6.9
Industrial buildings ...............        6.0          5.6
Hotel ..............................        3.5          4.3
Other ..............................        2.0          2.3
                                          -----        -----
               Total ...............      100.0%       100.0%
                                          =====        =====
Geographic Region
-----------------
Pacific ............................       22.3%        25.4%
South Atlantic .....................       18.7         18.3
East North Central .................       12.4         11.1
Middle Atlantic ....................       11.7         12.4
New England ........................        9.6          9.9
West North Central .................        9.0          8.1
West South Central .................        7.5          6.8
Mountain ...........................        7.2          6.3
East South Central .................        1.6          1.7
                                          -----        -----
               Total ...............      100.0%       100.0%
                                          =====        =====

At December 31, 1998 and 1997, approximately 17% and 20%, respectively, of the mortgage portfolio was invested in California and is included in the Pacific region shown above.

At December 31, 1998, the contractual maturity schedule of mortgage loans is shown below:

                                                           Carrying Value
                                                         -----------------
Due in one year or less ..............................    $   692,373,552
Due after one year through five years ................      3,754,946,379
Due after five years through ten years ...............     11,382,817,297
Due after ten years ..................................      4,418,308,604
                                                          ---------------
                       Total .........................    $20,248,445,832
                                                          ===============

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgage loans, although prepayment premiums may be applicable.

At December 31, 1998, outstanding forward commitments for future mortgage loan investments approximated $2,190,631,000, including commitments under litigation. Of this, $2,136,631,000 is scheduled for disbursement in 1999, $54,000,000 in 2000. The funding of mortgage loan commitments is contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy.

At December 31, 1998, 1997 and 1996, the aggregate carrying values of mortgages with restructured or modified terms, as defined by generally accepted accounting principles, were approximately $44,153,000, $552,070,000 and $621,056,000, respectively. For the years ended December 31, 1998, 1997 and 1996, the investment income earned on such mortgages was approximately $7,381,000, $39,945,000 and $43,408,000, respectively, which would have been approximately $5,030,000, $56,034,000 and $68,371,000, respectively, if they had performed in accordance with their original terms. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 3--INVESTMENTS--(Concluded)

At December 31, 1998 and 1997, the carrying values of real estate investments were diversified by property type and geographic region as follows:

                                                                            1998         1997
                                                                         ----------   ----------
Property Type
-------------
Office buildings .....................................................       64.3%        61.6%
Shopping centers .....................................................       17.2         17.8
Mixed-use projects ...................................................        4.8          7.9
Income-producing land underlying improved real estate. ...............        4.2          3.3
Industrial buildings. ................................................        2.9          3.0
Land held for future development. ....................................        2.6          1.9
Apartments ...........................................................        0.3          0.3
Other ................................................................        3.7          4.2
                                                                            -----        -----
                                  Total ..............................      100.0%       100.0%
                                                                            =====        =====
Geographic Region
-----------------
South Atlantic  ......................................................       22.6%        26.4%
East North Central ...................................................       18.5         18.8
Pacific ..............................................................       17.1         14.4
West North Central ...................................................       12.9         13.9
Middle Atlantic ......................................................       11.0         11.9
West South Central ...................................................        7.5          7.0
Mountain  ............................................................        3.3          2.8
New England  .........................................................        1.3          1.5
East South Central ...................................................        0.8          0.8
Other. ...............................................................        5.0          2.5
                                                                            -----        -----
                                  Total ..............................      100.0%       100.0%
                                                                            =====        =====

At December 31, 1998 and 1997, approximately 12% and 11%, respectively, of the real estate portfolio was invested in both California and Florida. California is included in the Pacific region shown above, and Florida is included in the South Atlantic region shown above.

At December 31, 1998, outstanding forward commitments for future real estate investments approximated $263,468,000. Under these commitments, it is estimated that $242,903,000 will be disbursed in 1999 and $20,565,000 in later years. The funding of real estate investment commitments is contingent upon the properties meeting specified requirements, including construction, leasing and occupancy.

Depreciation expense on real estate investments for the years ended December 31, 1998, 1997 and 1996, was approximately $176,237,000, $147,494,000 and
$135,982,000, respectively; the amount of accumulated depreciation at December 31, 1998 and 1997 was approximately $674,541,000 and $440,659,000, respectively.

Asset Valuation Reserves: The AVR balances at December 31, 1998 and 1997 were comprised of the following asset-specific reserves:

                                                    1998                1997
                                             -----------------   -----------------
Bonds and preferred stocks ...............    $  560,477,946      $  545,863,951
Mortgages. ...............................     1,117,503,060         975,041,395
Real estate ..............................       689,550,807         756,720,622
Common stocks ............................        48,573,376          27,266,124
Other invested assets ....................        38,018,128          33,750,538
                                              --------------      --------------
                     Total ................   $2,454,123,317      $2,338,642,630
                                              ==============      ==============

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 4--INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES

Net Investment Income: For the years ended December 31, 1998, 1997 and 1996, the components of net investment income were as follows:

                                                            1998                1997                1996
                                                     -----------------   -----------------   -----------------
Gross investment income:
 Bonds ...........................................    $5,441,796,398      $4,919,147,802      $4,397,330,653
 Mortgages .......................................     1,569,281,835       1,561,650,688       1,704,612,536
 Real estate (net of property
  expenses, taxes
  and depreciation) ..............................       275,402,304         282,710,437         349,550,153
 Stocks ..........................................        82,871,728          45,018,729          14,512,747
 Other long-term investments .....................        46,399,969          49,877,245          16,299,166
 Cash and short-term investments .................        59,637,401          81,908,105          64,600,106
 Other ...........................................         4,430,354           1,863,273          30,748,262
                                                      --------------      --------------      --------------
                    Total ........................     7,479,819,989       6,942,176,279       6,577,653,623
Less investment expenses  ........................      (142,791,775)       (124,382,062)       (111,487,052)
                                                      --------------      --------------      --------------
Net investment income before
 amortization of net IMR gains ...................     7,337,028,214       6,817,794,217       6,466,166,571
Plus amortization of net IMR gains ...............       109,627,953          84,329,279          59,362,364
                                                      --------------      --------------      --------------
Net investment income. ...........................    $7,446,656,167      $6,902,123,496      $6,525,528,935
                                                      ==============      ==============      ==============

Participation income received on securities, mortgages and real estate included in the above table was approximately $12,512,000, $20,894,000 and $21,121,000 in 1998, 1997 and 1996, respectively.

The net earned rates of investment income on total invested assets (computed as net investment income before amortization of net IMR gains divided by mean invested assets) were 7.95%, 7.99% and 8.17% in 1998, 1997 and 1996, respectively.

Future rental income expected to be received during the next five years under existing real estate leases in effect as of December 31, 1998 is approximately $547,703,000 in 1999, $472,791,000 in 2000, $389,192,000 in 2001, $306,191,000
in 2002 and $60,172,000 in 2003.

Realized Capital Gains and Losses: For the years ended December 31, 1998, 1997 and 1996, the net realized capital gains (losses) on sales, redemptions and writedowns of investments were as follows:

                                                        1998              1997                1996
                                                  ---------------   ----------------   -----------------
Bonds .........................................    $ 398,363,008     $  99,205,212      $   83,521,853
Mortgages .....................................      (50,492,383)      (18,206,968)       (120,569,347)
Real estate ...................................       76,983,899       172,463,239          62,836,567
Stocks ........................................       15,778,492           651,273         123,374,256
Other long-term investments ...................      (49,832,409)       (2,552,791)         27,068,040
Cash and short-term investments ...............        3,926,077          (121,752)        (13,797,036)
Other .........................................          --                --                   14,400
                                                   --------------    --------------     --------------
Total realized gains (losses) before
 capital gains tax ............................      394,726,684       251,438,213         162,448,733
Capital gains (tax) benefit. ..................          --             (2,026,003)          1,501,742
                                                   --------------   --------------      --------------
                       Total ...................   $ 394,726,684     $ 249,412,210      $  163,950,475
                                                  ==============    ==============      ==============

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 4--INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES--(Concluded)

Writedowns of investments resulting from permanent impairments and mortgage foreclosures, reflected in the preceding table as realized capital losses, were as follows:

                                             1998            1997             1996
                                        -------------   -------------   ---------------
Permanent impairments:
 Bonds ..............................    $ 9,345,164     $ 1,499,190     $  3,292,468
 Mortgages  .........................     23,344,175      38,855,209      106,869,780
 Real estate ........................      4,468,490      20,797,149       20,000,001
                                         -----------     -----------     ------------
               Total ................    $37,157,829     $61,151,548     $130,162,249
                                         ===========     ===========     ============

Mortgage foreclosures ...............    $63,907,494     $31,579,934     $ 43,025,114
                                         ===========     ===========     ============

Proceeds from sales and redemptions of long-term bond investments during 1998, 1997 and 1996 were approximately $9,445,709,000, $4,652,635,000 and
$4,329,771,000, respectively. Gross gains of approximately $422,231,000, $111,635,000 and $133,807,000 and gross losses of approximately $14,523,000,
$10,931,000 and $45,397,000 were realized on these sales and redemptions during 1998, 1997 and 1996, respectively.

Unrealized Capital Gains and Losses: For the years ended December 31, 1998, 1997 and 1996, the net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the valuation of investments, were as follows:

                                                         1998                1997               1996
                                                  -----------------   -----------------   ----------------
Bonds .........................................    $  (48,352,549)      $ (68,528,047)     $   3,982,108
Mortgages  ....................................        (6,500,000)          1,232,724          2,393,812
Real estate ...................................        (8,435,351)         14,315,196         20,766,890
Stocks  .......................................       (31,866,148)         30,350,946        (26,004,886)
Other long-term investments  ..................        19,347,901          20,169,489         10,306,026
Cash and short-term investments ...............          --                   (21,987)             8,605
Other .........................................       (95,242,707)            _               18,999,590
                                                  ---------------      ---------------     -------------
                   Total ......................    $ (171,048,854)      $  (2,481,679)     $  30,452,145
                                                   ==============       =============      =============

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 5--DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value amounts of financial instruments presented in the following tables have been determined by TIAA using market information available as of December 31, 1998 and 1997 and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts TIAA could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                               Notional            Carrying             Estimated
                                                 Value               Value             Fair Value
                                           ----------------   ------------------   ------------------
December 31, 1998
Assets
 Bonds .................................                     $69,067,548,640        $73,342,475,781
 Mortgages. ............................                      20,248,445,832         21,556,575,796
 Common stocks .........................                         240,209,436            240,209,436
 Preferred stocks ......................                       1,016,834,232          1,020,529,083
 Cash and short-term investments .......                         511,966,433            511,966,433
 Policy loans ..........................                         317,939,719            317,939,719
 Seed money investments ................                         383,288,422            383,288,422
Liabilities
 Teachers Personal Annuity-Fixed
  Account. .............................                       1,089,268,569          1,089,268,569
Other financial instruments ............
 Foreign currency swap contracts .......    $  654,241,992        18,569,714              4,938,964
 Foreign currency forward contracts.....       179,820,224         1,764,608              1,929,656
 Interest rate swap contracts ..........       451,365,681           --                  16,874,273
 Interest rate cap contracts. ..........       110,270,000           668,710                114,699
 Stock warrants ........................                             --                   8,987,029

December 31, 1997
Assets
 Bonds .................................                      $63,469,596,034       $67,640,699,509
 Mortgages .............................                       18,901,926,005        20,197,917,668
 Common stocks .........................                           81,903,321            81,903,321
 Preferred stocks ......................                          883,392,062           912,783,530
 Cash and short-term investments .......                          178,851,723           178,851,723
 Policy loans ..........................                          245,941,298           245,941,298
 Seed money investments ................                          304,563,735           304,563,735
Liabilities
 Teachers Personal Annuity-Fixed
  Account ..............................                          867,671,667           867,671,667
Other financial instruments
 Foreign currency swap contracts .......    $  485,274,391         25,012,137             8,717,339
 Foreign currency forward contracts.....         2,273,584             94,430                89,302
 Interest rate swap contracts ..........       267,755,000            --                 13,599,458
 Swap options  .........................       170,700,000           (676,870)             (839,432)
 Interest rate cap contracts. ..........     5,978,970,000         37,757,743               642,577
 Stock warrants ........................                              --                  5,795,468

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 5--DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS--(Concluded)

Bonds: The fair values for publicly traded long-term bond investments are determined using quoted market prices. For privately placed long-term bond investments without a readily ascertainable market value, such values are determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings. The aggregate carrying values and estimated fair values of publicly traded and privately placed bonds at December 31, 1998 and 1997 are as follows:

                                                          1998                                      1997
                                         ---------------------------------------   ---------------------------------------
                                              Carrying             Estimated            Carrying             Estimated
                                                Value             Fair Value              Value             Fair Value
                                         ------------------   ------------------   ------------------   ------------------
Publicly traded bonds ................    $41,212,863,245      $43,921,621,760      $37,479,723,007      $40,216,394,144
Privately placed bonds ...............     27,854,685,395       29,420,854,021       25,989,873,027       27,424,305,365
                                          ---------------      ---------------      ---------------      ---------------
             Total ....................   $69,067,548,640      $73,342,475,781      $63,469,596,034      $67,640,699,509
                                          ===============      ===============      ===============      ===============

Mortgages: The fair values of mortgages are determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

Common Stocks, Cash and Short-Term Investments, Policy Loans, and Seed Money
Investments: The carrying values are reasonable estimates of their fair values.

Preferred Stocks: The fair values of preferred stocks are determined using quoted market prices or valuations from the NAIC.

Teachers Personal Annuity--Fixed Account: The carrying values of the liabilities are reasonable estimates of their fair values.

Foreign Currency Swap Contracts: The fair values of foreign currency swap contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the foreign currency swaps were liquidated at year-end. The fair values of foreign currency swap contracts are estimated internally based on future cash flows and anticipated exchange relationships, and such values are reviewed for reasonableness with values from TIAA's counterparties.

Foreign Currency Forward Contracts: The fair values of foreign currency forward contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the foreign currency forward contracts were liquidated at year-end. The fair values of the foreign currency forward contracts are estimated internally based on future cash flows and anticipated exchange relationships, and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

Interest Rate Swap Contracts: The fair values of interest rate swap contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the interest rate swaps were liquidated at year-end. The swap agreements have no carrying value. The fair values of interest rate swap contracts are estimated internally based on anticipated interest rates and estimated future cash flows, and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

Swap Options: The fair values of swap options, which are used for hedging purposes, are the estimated amounts that TIAA would receive/(pay) if the swap options were liquidated at year-end. The fair values of the swap options are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

Interest Rate Cap Contracts: The fair values of interest rate cap contracts, which are used for hedging purposes, are the estimated amounts that TIAA would receive if the interest rate cap contracts were liquidated at year-end. The fair values of the interest rate cap contracts are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

Stock Warrants: The fair values of stock warrants represent the excess, if any, of the market values of the related stocks over the exercise prices associated with the stock warrants. The stock warrants have no carrying value.

Commitments to Extend Credit or Purchase Investments: TIAA does not charge commitment fees on these agreements, and the related interest rates reflect market levels at the time of the commitments.

Insurance and Annuity Contracts: TIAA's insurance and annuity contracts, other than the Teachers Personal Annuity--Fixed Account disclosed above, entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 6--MANAGEMENT AGREEMENTS

All services necessary for the operation of CREF are provided, at cost, by two subsidiaries of TIAA, TIAA-CREF Investment Management, LLC ("Investment Management") and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), which provide investment advisory, administrative and distribution services for CREF. Such services are provided in accordance with an Investment Management Services Agreement between CREF and Investment Management, and in accordance with a Principal Underwriting and Administrative Services Agreement between CREF and Services. Investment Management is registered with the Securities and Exchange Commission ("Commission") as an investment adviser; Services is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Investment Management and Services receive management fee payments from each CREF account on a daily basis according to formulas established each year with the objective of keeping the management fees as close as possible to each account's actual expenses. Any differences between the actual expenses incurred and the management fees received are adjusted quarterly. Such fees and the equivalent allocated expenses, which amounted to approximately $474,611,000, $340,898,000 and $274,447,000 in 1998, 1997 and
1996, respectively, are not included in the statements of operations and had no effect on TIAA's operations. Beginning in 1998, TIAA provides guarantees for the CREF Accounts for certain mortality and expense risks pursuant to an Immediate Annuity Purchase Rate Guarantee Agreement.

NOTE 7--PENSION PLAN AND POSTRETIREMENT BENEFITS

TIAA maintains a qualified, noncontributory defined contribution pension plan covering substantially all employees. All pension plan liabilities are fully funded through individually-owned retirement annuity contracts. Contributions are made semi-monthly to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after five years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $22,640,000, $20,862,000 and $20,808,000 in 1998, 1997 and 1996, respectively.

In addition to the pension plan, TIAA provides certain other postretirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The postretirement benefit obligation for retirees and fully eligible employees was $31,672,000 as of January 1, 1998 and $26,233,000 as of January 1, 1997. The postretirement benefit obligation for non-vested employees was $25,823,000 as of January 1, 1998 and $20,857,000 as of January 1, 1997. The cost of such benefits reflected in the accompanying statements of operations was approximately $3,008,000, $3,398,000 and $3,022,000 for 1998, 1997 and 1996, respectively. The discount rate used in determining the postretirement benefit obligations was 7.0% per year and the medical care cost trend rate was 9.0% per year in 1998, decreasing by 1% in each future year, to an ultimate rate of 6% per year in 2001.

TIAA also maintains a deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. Prior to January 2, 1998, this plan provided each eligible trustee or member with a single-sum payment upon leaving the board equal to 50% of the annual stipend then in effect multiplied by years of service, up to a maximum of 20 years. Effective January 2, 1998, the plan provides a total award each year equal to 50% of the basic annual stipend. Each award is invested in company-owned annuity contracts. Payout of accumulations in the company-owned contracts is normally made as a lump sum following the trustee's or member's separation from the Board.

NOTE 8--UNCONSOLIDATED SUBSIDIARIES AND OTHER AFFILIATES

TIAA's unconsolidated subsidiaries and affiliates primarily consist of TIAA-CREF Enterprises, Inc. ("Enterprises") and wholly-owned investment subsidiaries, which are primarily involved in real estate investment activities. The carrying value of TIAA's investments in unconsolidated subsidiaries and affiliates totaled approximately $5,564,491,000 and $3,971,101,000 at December 31, 1998 and 1997, respectively. TIAA's investment in Enterprises is included in the other long-term investments caption on the accompanying balance sheets and totaled approximately $285,528,000 and $94,514,000 at December 31, 1998 and 1997, respectively. At December 31, 1998 and 1997, the carrying values of TIAA's investments in real estate subsidiaries and other affiliates were approximately $4,643,100,000 and $3,423,910,000, respectively.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 8--UNCONSOLIDATED SUBSIDIARIES AND OTHER AFFILIATES (Concluded)

Total assets, liabilities and gross rental income of real estate subsidiaries, at December 31, 1998, 1997 and 1996 and for the years then ended, were approximately as follows:

                                        1998                1997                1996
                                 -----------------   -----------------   -----------------
Assets .......................    $5,723,222,000      $4,387,482,000      $5,149,487,000
Liabilities ..................       724,361,000         792,142,000         933,678,000
Gross rental income ..........       783,261,000         688,963,000         760,704,000

Earnings of approximately $161,885,000, $156,648,000 and $238,313,000 in 1998,
1997 and 1996, respectively, primarily from real estate subsidiaries are included in net investment income in the accompanying statements of operations.

Some of the real estate subsidiaries referred to above are partners in joint ventures. At December 31, 1998 and 1997, the carrying values of TIAA real estate subsidiaries that are partners in joint ventures were approximately $1,147,216,000 and $1,382,378,000, respectively. Joint venture total assets, liabilities and gross rental income, at December 31, 1998, 1997 and 1996 and for the years then ended, were approximately as follows:

                                        1998                1997                1996
                                 -----------------   -----------------   -----------------
Assets .......................    $1,709,297,000      $2,075,352,000      $3,099,467,000
Liabilities ..................       556,823,000         997,969,000       1,116,222,000
Gross rental income ..........       274,106,000         377,919,000         484,657,000

The subsidiaries' equity share in these total assets, liabilities and gross rental income were approximately as follows:

                                        1998                1997                1996
                                 -----------------   -----------------   -----------------
Assets .......................    $1,701,668,000      $1,960,400,000      $2,981,156,000
Liabilities ..................       554,451,000         577,826,000         778,312,000
Gross rental income ..........       270,208,000         349,770,000         455,196,000

Net income earned by the subsidiaries from joint venture investments was approximately $16,123,000, $56,362,000 and $130,887,000 in 1998, 1997 and 1996,
respectively. Some of the real estate joint ventures have loans from TIAA. At December 31, 1998 and 1997, the unpaid principal of such loans was approximately $529,504,000 and $437,932,000, respectively.

NOTE 9--ANNUITY RESERVES

At December 31, 1998 and 1997, TIAA's general account annuity reserves are summarized as follows:

                                                         1998                             1997
                                             -----------------------------   ------------------------------
                                                   Amount         Percent          Amount          Percent
                                             -----------------   ---------   -----------------   ----------
Subject to discretionary withdrawal:
At book value without adjustment .........    $ 9,066,466,368       10.4%     $ 7,856,442,214        9.8%
 At market value .........................          --                --            --                 --
Not subject to discretionary
 withdrawal ..............................     77,797,831,264       89.6       72,437,186,123        90.2
                                             ----------------      -----     ----------------       -----
Total annuity reserves ...................     86,864,297,632      100.0%      80,293,628,337       100.0%
                                                                   =====                            =====
Reconciliation to total policy and
 contract reserves shown on the
 balance sheet:
  Reserves on other life policies
    and contracts ........................        377,741,433                     348,411,715
  Reserves on accident and health
    policies .............................        530,672,352                     506,976,271
                                             ----------------                ----------------
Total policy and contract reserves .......    $87,772,711,417                 $81,149,016,323
                                             ================                ================

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 10--SEPARATE ACCOUNTS

TIAA currently has two separate accounts. The Separate Account VA-1 ("VA-1") is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding variable annuity contracts. VA-1 was registered with the Commission effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. Currently, VA-1 consists of a single investment portfolio, the Stock Index Account ("SIA"), which invests in a diversified portfolio of equity securities selected to track the overall United States stock market. SIA was established on October 3, 1994 with a $25,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units of SIA and such units shared in the pro rata investment experience of SIA and were subject to the same valuation procedures and expense deductions as all other Accumulation Units in SIA. On November 14, 1994, TIAA began to offer Accumulation Units of SIA to participants other than TIAA. TIAA redeemed all of its SIA units by the end of 1996.

The TIAA Real Estate Account ("REA") is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 70% and 95% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities to maintain adequate liquidity. REA was established on July 3, 1995 with a $100,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units of REA and such units shared in the pro rata investment experience of REA and were subject to the same valuation procedures and expense deductions as all other Accumulation Units in REA. On October 2, 1995, TIAA began to offer Accumulation Units of REA to participants other than TIAA. At December 31, 1997, the number of units retained by TIAA in REA was 610,864, with a total value of approximately $74,706,520. TIAA redeemed all of its REA units by the end of 1998.

The balance sheet captions for separate account assets and liabilities (which include participant account values) are stated at market value. The separate accounts' operating results are reflected in the changes to these assets and liabilities. Total separate account premiums were approximately $226,984,000, $206,808,000 and $153,919,000 in 1998, 1997 and 1996, respectively. Total separate account net transfers from other accounts were approximately $300,737,000, $360,391,000 and $249,836,000 in 1998, 1997 and 1996,
respectively. Annuities offered through VA-1 include a nominal guaranteed minimum death benefit. For the REA, TIAA guarantees that actual mortality experience will not reduce payments once they have begun. TIAA makes no further guarantees to policyholders on any of its separate accounts. Both accounts offer full or partial withdrawal at market value with no surrender charge.

NOTE 11--MUTUAL FUNDS

On July 17, 1997, TIAA made a $250,000,000 seed money investment to launch the TIAA-CREF Mutual Funds ("the Funds"), a Delaware business trust that was organized on January 13, 1997 and is registered with the Commission under the Investment Company Act of 1940 as an open-end management investment company. The Funds consist of six series (each referred to as a "Fund"), each of which commenced operations on July 17, 1997. TIAA invested $48,000,000 in the Money Market Fund; $32,000,000 in the Bond Plus Fund; $38,000,000 in the Growth & Income Fund; $38,000,000 in the Growth Equity Fund; $44,000,000 in the International Equity Fund; and $50,000,000 in the Managed Allocation Fund. Shortly after being seeded, the Managed Allocation Fund invested its seed money and its earnings to date in the other Funds. On September 2, 1997, the Funds began to publicly offer their shares, without a sales load, through their distributor, TPIS. Advisors provides investment management services for the Funds and is also responsible for providing, or obtaining at its own expense, the services reasonably necessary for the ordinary operation of the Funds. TIAA's original seed money investment in the Funds, plus reinvested dividends and undistributed earnings, totaled approximately $303,017,000 and $252,327,000 at December 31, 1998 and 1997, respectively, and such amounts are reflected in the "Other long-term investments" caption in the accompanying balance sheets.

NOTE 12--CONTINGENCIES

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to TIAA's financial position or the results of its operations.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS--(Concluded)

NOTE 13--YEAR 2000 (UNAUDITED)

Like all other financial service organizations, TIAA could be adversely affected if the computer systems that it uses and those used by its major service providers do not properly process and calculate date-related information on or after January 1, 2000. TIAA has taken steps that management believes are prudent and reasonably designed to address the Year 2000 issue. TIAA has developed, and is executing, an extensive Year 2000 remediation and certification plan that addresses its critical computer systems, as well as the interfaces with its important external vendors and service providers. TIAA has also developed contingency plans intended to minimize the impact that unexpected systems failures (internal and external) may have on its operations. Management has periodically apprised the TIAA Board of Trustees regarding these plans and the progress of efforts to deal with the Year 2000 issue. Although there can be no absolute assurance that these steps will be sufficient to address all aspects of the Year 2000 issue, management does not anticipate that the Year 2000 issue will have a significant adverse impact on TIAA's business operations.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of April, 1999.

                                       TIAA REAL ESTATE ACCOUNT

                                       By: TEACHERS INSURANCE AND ANNUITY
                                           ASSOCIATION OF AMERICA

                                       By:    /s/ Peter C. Clapman
                                           ------------------------------
                                              Peter C. Clapman
                                              Senior Vice President and
                                              Chief Counsel, Investments

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature                                           Title                                 Date
---------                                           -----                                 ----
  /s/ John H. Biggs                       Chairman of the Board,                         4-26-99
----------------------------------        President and Chief Executive
John H. Biggs                             Officer (Principal Executive
                                          Officer) and Trustee

  /s/ Martin L. Leibowitz                 Vice Chairman, Chief                           4-26-98
----------------------------------        Investment Officer and Trustee
Martin L. Leibowitz

  /s/ Richard L. Gibbs                    Executive Vice President
----------------------------------        (Principal Financial and                       4-26-99
Richard L. Gibbs                          Accounting Officer)

====================================================================================================
    Signature of Trustee                 Date            Signature of Trustee                 Date
---------------------------------------------------------------------------------------------------
    /s/ David Alexander                 4-26-99          /s/ Dorothy Ann Kelly               4-26-99
    ---------------------------                          ---------------------------
    David Alexander                                      Dorothy Ann Kelly, O.S.U.

    /s/ Marcus Alexis                   4-26-99          /s/Robert M. O'Neil                 4-26-99
    ---------------------------                          ---------------------------
    Marcus Alexis                                        Robert M. O'Neil

    /s/ Willard T. Carleton             4-26-99          /s/ Leonard S. Simon                4-26-99
    ---------------------------                          ---------------------------
    Willard T. Carleton                                   Leonard S. Simon

    /s/ Robert C. Clark                 4-26-99           /s/ Ronald L. Thompson             4-26-99
    ---------------------------                          ---------------------------
    Robert C. Clark                                      Ronald L. Thompson

    /s/ Estelle A. Fishbein             4-26-99
    ---------------------------                          ---------------------------
    Estelle A. Fishbein                                  Paul R. Tregurtha

    /s/ Frederick R. Ford                                /s/ William H. Waltrip              4-26-99
    ---------------------------                          ---------------------------
       Frederick R. Ford                4-26-99          William H. Waltrip

    /s/ Martin J. Gruber                4-26-99          /s/ Rosalie J. Wolf                 4-26-99
    ---------------------------                          ---------------------------
    Martin J. Gruber                                     Rosalie J. Wolf

    /s/ Ruth Simms Hamilton             4-26-99
    ---------------------------
    Ruth Simms Hamilton
====================================================================================================

[LOGO OF Ernst & Young LLP]   1211 Avenue of the Americas   Telephone:  (212) 773-4900
                              New York, New York 10036      Fax:        (212) 773-4501


                         REPORT OF INDEPENDENT AUDITORS

To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 1998 and have issued our report thereon dated February 5, 1999. Our audit also included the financial statement schedule - Schedule III - Real Estate Owned. This financial statement schedule is the responsibility of the TIAA's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

New York, New York
February 5, 1999


      Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                            TIAA REAL ESTATE ACCOUNT
                        Schedule III - Real Estate Owned
                                December 31, 1998

                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1998        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
River Road Distribution Center       $-0-          $ 4,166,787         $   33,213          $ 4,200,000        1995        11/22/95
Industrial Building
Fridley, Minnesota

The Greens At Metrowest               -0-           12,490,895          1,809,105           14,300,000        1990        12/15/95
Apartments
Orlando, Florida

Butterfield Industrial Park           -0-            4,431,166            418,834            4,850,000        1981        12/22/95
Industrial Building
El Paso, Texas (1)

Brixworth Apartments                  -0-           15,574,647          1,225,353           16,800,000        1989        12/28/95
Apartments
Atlanta, Georgia

Plantation Grove Shopping Center      -0-            7,326,170           (126,170)           7,200,000        1995        12/28/95
Shopping Center
Ocoee, Florida

Southbank Business Park               -0-           10,069,898          2,930,102           13,000,000        1995        02/27/96
Office Building
Phoenix, Arizona

Millbrook Collection                  -0-            6,774,711            525,289            7,300,000        1988        03/29/96
Shopping Center
Raleigh, North Carolina


                                                                 S-2




                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1998        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
Lynnwood Collection                  $-0-           $6,708,120           $791,880           $7,500,000        1988        03/29/96
Shopping Center
Raleigh, North Carolina

Monte Vista Apartments                -0-           17,664,247          1,835,753           19,500,000        1995        06/21/96
Apartments
Littleton, Colorado

River Oaks Shopping Center            -0-           13,036,153           (436,153)          12,600,000        1995        07/12/96
Shopping Center
Woodbridge, Virginia

Arapahoe Park East                    -0-            9,920,680          1,579,320           11,500,000        1982        10/31/96
Industrial Building
Boulder, Colorado

Royal St. George Apartments           -0-           16,072,275            427,725           16,500,000        1995        12/20/96
Apartments
West Palm Beach, Florida

Interstate Crossing                   -0-            6,485,249           (124,229)           6,361,020        1995        12/31/96
Industrial Building
Eagan, Minnesota

West Creek Apartments                 -0-           13,488,279          1,066,215           14,554,494        1988        01/02/97
Apartments
Westlake Village, California

Interstate Acres                      -0-           13,610,294            759,448           14,369,742        1988        01/24/97
Industrial Building
Urbandale, Iowa

                                                                 S-3




                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1998        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
The Crest at Shadow Mountain         $-0-           $9,192,389           $307,611           $9,500,000        1992        01/31/97
Apartments
El Paso, Texas

Westinghouse Facility                 -0-            6,089,473            110,527            6,200,000        1997        02/05/97
Industrial Building
Coral Springs, Florida

Rolling Meadows                       -0-           12,930,463           (280,463)          12,650,000        1957        05/28/97
Shopping Center
Rolling Meadows, Illinois

Saks Distribution Center              -0-           26,908,401          2,991,599           29,900,000        1997        05/15/97
Industrial Building
Aberdeen, Maryland

Eastgate Distribution Center          -0-           11,941,992            758,008           12,700,000        1996        05/29/97
Industrial Building
San Diego, California

Five Centerpointe                     -0-           15,429,103          3,274,399           18,703,502        1988        04/21/97
Office Building
Lake Oswego, Oregon

Longview Executive Park               -0-           23,249,805          4,150,195           27,400,000        1988        04/21/97
Office Building
Longview, Maryland

Metro Center Office Park              -0-           21,085,210          8,971,531           30,056,741        1986        04/21/97
Office Building
Sacramento, California


                                                                 S-4




                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1998        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
Northmark Business Center III        $-0-           $8,591,636         $4,040,967          $12,632,603        1985        04/21/97
Office Building
Blue Ash, Ohio

USF&G Building                        -0-            6,195,142          2,605,082            8,800,224        1988        04/21/97
Office Building
Salt Lake City, Utah

Two Newton Place                      -0-           16,368,169          3,231,831           19,600,000        1987        04/21/97
Office Building
Newton, Massachusetts

Fairgate at Ballston                  -0-           26,790,792          1,934,732           28,725,524        1988        04/21/97
Office Building
Arlington, Virginia

Parkview Plaza                        -0-           49,139,012          2,967,579           52,106,591        1990        04/29/97
Office Building
Oakbrook Terrace, Illinois

Lincoln Woods Apartments              -0-           21,476,050          1,223,950           22,700,000        1991        10/20/97
Apartments
Lafayette Hill, Pennsylvania

Corporate Center at Sawgrass          -0-           12,956,957          1,043,043           14,000,000        1997        12/02/97
Office Building
Sunrise, Florida

371 Hoes Lane                         -0-           15,499,306            115,550           15,614,856        1986        12/15/97
Office Building
Piscataway, New Jersey


                                                                 S-5




                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1998        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
Columbia Centre III                  $-0-          $38,580,850         $2,419,150          $41,000,000        1989        12/23/97
Office Building
Rosemont, Illinois

The Lodge at Willow Creek             -0-           27,562,882            937,118           28,500,000        1997        12/24/97
Apartments
Douglas County, Colorado

The Legends at Chase Oaks             -0-           29,701,668           (501,668)          29,200,000        1997        03/31/98
Apartments
Plano, Texas

Glen Pointe Business Park             -0-           15,279,508            120,492           15,400,000        1997        06/30/98
Industrial Building
Glendale Heights, Illinois

Wood Creek Business Park              -0-            7,222,421           (422,421)           6,800,000        1995        06/30/98
Industrial Building
Boilingbrook, Illinois

Rock Run Business Park                -0-            9,325,421               (421)           9,325,000        1998        06/30/98
Industrial Building
Joliet, Illinois

Golfview Apartments                   -0-           28,066,591            (56,591)          28,010,000        1998        07/31/98
Apartments
Lake Mary, Florida

Indian Creek Apartments               -0-           17,003,388                -0-           17,003,388        1988        10/08/98
Apartments
Farmington Hills, Michigan


                                                                 S-6




                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1998        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
Bent Tree Apartments                 $-0-          $14,412,235        $         0          $14,412,235        1987        10/22/98
Apartments
Columbus, Ohio

UPS Distribution Center               -0-           10,989,393                  0           10,989,393        1998        11/13/98
Industrial Building
Fernly, Nevada

Ontario Industrial Properties         -0-           24,433,584                  0           24,433,584        1997        12/17/98
Industrial Building
Ontario, California

IDI California Portfolio              -0-           35,668,791                  0           35,668,791        1998        12/17/98
Industrial Building
Ontario, California

IDI Kentucky Portfolio                -0-           24,651,154                  0           24,651,154        1998        12/17/98
Industrial Building
Hebron, Kentucky

Feded Distribution Center             -0-            7,828,025                  0            7,828,025        1998        12/18/98
Industrial Building
Crofton, Maryland

The Bay Court at Harbor Pointe        -0-           35,164,373                  0           35,164,373        1991        12/18/98
Apartments
Mukilteo, Washington
                                     ----         ------------        -----------         ------------
                                     $-0-         $767,553,755        $52,657,485         $820,211,240
                                     ====         ============        ===========         ============

(1)  Leasehold interest only

Reconciliation of investment property owned:

Balance at beginning of period                                     $521,284,091

   Acquisitions                                                     259,746,552

   Capital improvements and carrying costs
   (including unrealized gains and losses)                           39,180,599
                                                                   ------------
Balance at end of period                                           $820,211,242
                                                                   ============

                                  Exhibit Index
                                 ---------------

(5)     Opinion and Consent of Charles H. Stamm, Esquire
(23)(B) Consent of Sutherland Asbill & Brennan LLP
    (C) Consent of Ernst & Young LLP
(27)    Financial Data Schedule